UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to ss.240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MARCH 20, 2020

Dear Shareholder:

We would like to extend an invitation for you to join us at our annual meeting of shareholders on May 21, 2020 at 11:00 a.m., Eastern Time, at the Thomasville Municipal Auditorium in Thomasville, Georgia for the following purposes, as more fully described in this proxy statement:

1.	to elect as directors of the company the eight nominees identified in this proxy statement, each to serve for a term of one year;

2.	to hold an advisory vote on the compensation of the company’s named executive officers;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2021;

4.

to hold a vote on a management proposal to amend the company’s restated articles of incorporation and amended and restated bylaws to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting; and

to transact any other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

The company has implemented the “Notice and Access” rule of the Securities and Exchange Commission that permits companies to send their shareholders a notice that proxy materials are available — in electronic form on the Internet or in printed form by request — instead of mailing a printed proxy statement and annual report to every shareholder. By utilizing Notice and Access, we are able to speed delivery of the proxy materials, lower our distribution costs and reduce the environmental impact of proxy delivery. On or about April [•], 2020, we mailed to our shareholders a notice that contains instructions on how to access our 2020 proxy statement and 2019 annual report and vote online or to affirmatively elect to receive the proxy materials by mail.

* As part of our precautions regarding the coronavirus or COVID-19, to the extent permitted by Georgia law, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate, including details on how to inspect a list of shareholders of record, will be posted on our website and filed with the SEC as proxy material.

Please carefully review the proxy materials. Your vote is important to us and to our business. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

We hope to see you in Thomasville.

April [•], 2020

Thomasville, Georgia

George E. Deese	A. Ryals McMullian
Non-Executive Chairman of the Board	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2020

Flowers Foods, Inc.’s 2020 proxy statement and 2019 annual report are available at www.proxyvote.com.

Notice of Annual Meeting of Shareholders

May 21, 2020

11:00 a.m., Eastern Time

Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Flowers Foods, Inc. will be held on May 21, 2020 at 11:00 a.m., Eastern Time, at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia for the following purposes:

(1)	to elect as directors of the company the eight nominees identified in this proxy statement, each to serve for a term of one year;

(2)	to hold an advisory vote on the compensation of the company’s named executive officers;

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2021;

(4)

to hold a vote on a management proposal to amend the company’s restated articles of incorporation and amended and restated bylaws to reduce supermajority voting requirements, including the supermajority threshold required to call a special meeting; and

to transact any other business as may properly come before the annual meeting and at any adjournment or postponement thereof; all as set forth in the proxy statement accompanying this notice.

Only record holders of issued and outstanding shares of our common stock at the close of business on March 19, 2020 are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the annual meeting.

April [•], 2020

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

Stephanie B. Tillman

Chief Legal Counsel

FLOWERS FOODS, INC. - 2020 Proxy Statement    3

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FLOWERS FOODS, INC. - 2020 Proxy Statement    5

Proxy Summary

To assist you in reviewing Flowers Foods’ 2019 performance and executive compensation program, this summary highlights certain key elements of our financial performance and our proxy statement that are discussed in more detail elsewhere in these proxy materials. This summary does not contain all of the information that you should consider, and you should carefully review our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and the entire proxy statement before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2020 Annual Meeting of Shareholders

•	Date and Time: Thursday, May 21, 2020 at 11:00 a.m., Eastern Time

•	Location: Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia

•	Record Date: March 19, 2020

Voting Matters and Board Recommendations (page [•])

	Board vote Recommendation	Page Reference (for more detail)
Election of Eight Director-Nominees	FOR each Director-Nominee	[•]
Advisory Vote on Executive Compensation	FOR	[•]
Ratification of Independent Registered Public Accounting Firm	FOR	[•]
Management Proposal to Reduce Supermajority Voting Requirements, Including the Supermajority Threshold Required to Call a Special Meeting	FOR	[•]

Business Highlights

(For more details, please see our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020)

In fiscal 2019, Flowers Foods continued to execute on key strategic initiatives, including the following accomplishments during the year:

•	Updated our incentive compensation framework to continue developing the team.

•	New media campaigns for Nature’s Own and Wonder to increase brand awareness.

•	Developed a strategic pricing initiative to increase margins.

•	Hired a corporate development officer to concentrate on attractive M&A activities.

•	Consistent with our 18-year practice of paying and increasing dividends, paid a record-level dividend to our shareholders of $160.0 million.

During 2019, the company continued the transition to an enhanced organizational structure announced in the second quarter of 2017.

The new organizational structure is designed to emphasize brand growth and innovation in line with a national branded food company, drive enhanced accountability, reduce costs, strengthen long-term strategy and provide greater focus on the strategic initiatives under Project Centennial.

Financial highlights from the 52-week fiscal 2019 include:

•	Sales increased 4.4% to $4.124 billion.

•	Diluted earnings per share increased $0.04 to $0.78.

•	Adjusted diluted earnings per share increased $0.02 to $0.96.(1)

•	Net income increased 4.7% to $164.5 million.

•	Adjusted net income increased 3.1% to $204.3 million.(1)

•	Adjusted EBITDA increased 2.9% to $422.7 million.(1)

•	Adjusted EBITDA margin was 10.3% of sales, as compared to 10.4% of sales in fiscal 2018.(1)

(1)

Adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share and adjusted net income differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Appendix A for a reconciliation of non-GAAP financial measures to the nearest financial measure reported under GAAP.

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Governance of the Company (page [•])

Forward-Leaning Corporate Governance

•	Director Independence — Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the rules and regulations of the SEC, the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.
Additional guidelines apply to the members of the audit committee under the SEC rules and regulations and NYSE Rules.

•	Board Leadership Structure — George E. Deese, our former chairman and chief executive officer, now serves as non-executive chairman of the board of directors. In fiscal 2019, Benjamin H. Griswold, IV was reappointed to serve as presiding director. With the active participation by all of our directors, including seven independent directors, we believe that the board leadership structure best positions Flowers to benefit from the respective strengths of our chief executive officer, non-executive chairman of the board of directors and presiding director.

Directors (page [•])

Name	Age	Director since	Experience	Independent	Committee Memberships	Other Company Boards
George E. Deese	74	2004	Retired Chairman and Chief Executive Officer of Flowers Foods	Yes	—	—
Rhonda Gass	56	2016	Vice President and Chief Information Officer of Stanley Black & Decker	Yes	Audit and Finance Committees	—
Benjamin H. Griswold, IV	79	2005	Partner and Chairman of Brown Advisory; retired Senior Chairman of Deutsche Bank Securities	Yes	Nominating/Corporate Governance and Compensation Committees	W.P. Carey Inc.
Margaret G. Lewis	66	2014	Former President of Hospital Corporation of America’s Capital Division	Yes	Nominating/Corporate Governance and Compensation Committees	W.P. Carey Inc.
A. Ryals McMullian(1)	50	2019	President and Chief Executive Officer of Flowers Foods	No	—	—
David V. Singer(2)	64	2010	Retired Chief Executive Officer of Snyder’s Lance, Inc.	Yes	Nominating/Corporate Governance and Compensation Committees	SPX Flow, Inc.; Brunswick Corporation; Hanesbrands, Inc.; Performance Food Group Company
James T. Spear	65	2015	Retired Executive Vice President and Chief Financial Officer of Cadence Health	Yes	Audit and Finance Committees	The Trust Company of Illinois
Melvin T. Stith, Ph.D.	73	2004	Former Interim President, Norfolk State University; former Dean Emeritus, Whitman School of Management, Syracuse University	Yes	Nominating/Corporate Governance and Compensation Committees	Aflac Incorporated
C. Martin Wood III	76	2001	Partner of Wood Associates; retired Senior Vice President and Chief Financial Officer of Flowers Foods	Yes	Audit and Finance Committees	Archbold Medical Center; Archbold Foundation
(1)	On August 16, 2019, the board of directors elected Mr. McMullian, the president and chief executive officer, as a director, effective immediately.
(2)	Mr. Singer is not being nominated for election as a director and his term as director will expire effective at the 2020 annual meeting of shareholders.

FLOWERS FOODS, INC. - 2020 Proxy Statement    7

2019 Executive Compensation (page [•])

2019 Compensation Developments

Under our pay-for-performance program, our Named Executives (as defined below) earned payment of cash bonuses at 62.2% of Target Bonus Percentage (as defined below) under our bonus plan, based upon the achievement of 94.59% of the target performance goal.

Summary of Our Compensation Practices (page [•])

Practices We Have Adopted	Practices We Do Not Engage In

•  Pay targeted to the size-adjusted 50th percentile of market data

•  Long-term incentives that are entirely performance-based for Named Executives

•  Multiple performance measures used in incentive plans

•  Capped incentives

•  Clawback policy

•  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

•  Moderate change of control severance arrangements

•  Double-trigger equity vesting upon a change of control

•  Annual review of tally sheets by the compensation committee

•  Incentives that are risk-mitigated through plan design and administration

•  Compensation committee comprised solely of independent directors

•  Independent compensation consultant who reports directly to the compensation committee

•  Anti-hedging policy for executives and outside directors

•  Employment agreements

•  Dividend equivalents on unvested performance shares

•  Income tax gross-ups

•  Excise tax gross-ups on change of control severance

•  Backdating or repricing of stock options

•  Pension credited service for years not worked

•  Employee/director perquisites

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2019 Executive Compensation Summary (page [•])

Named Executive Compensation

Set forth below is a summary of the 2019 compensation for each named executive officer of the company as determined under applicable SEC rules and regulations (the “Named Executives”). Stock awards made in 2019 are performance-contingent and are established at market levels based on the industry survey data discussed under “Executive Compensation — Compensation Discussion and Analysis — Compensation Benchmarking” on page [•]. All other compensation consists solely of employer contributions to retirement plans, as we offer no perquisites to our Named Executives. The information below should be read in connection with the explanatory information contained on page [•] under “Executive Compensation — Compensation Discussion and Analysis” and page [•] under “Executive Compensation — Summary Compensation Table,” and is qualified in its entirety by reference to such information.

Name and Principal Position	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Ryals McMullian(1) President and Chief Executive Officer	640,577	2,599,513		363,720	21,542	40,565	3,665,917
Allen L. Shiver(2) Former President and Chief Executive Officer	400,000	4,498,931	(3)	—	130,704	1,362,833	6,392,468
R. Steve Kinsey Chief Financial Officer and Chief Administrative Officer	585,781	1,063,333		291,485	73,509	40,603	2,054,711
Bradley K. Alexander Chief Operating Officer	545,623	863,584		258,062	155,077	37,586	1,859,932
Stephen R. Avera Chief Legal Counsel	494,093	775,870		215,128	77,684	33,713	1,596,488
D. Keith Wheeler Chief Sales Officer	466,862	733,209		203,272	55,773	31,759	1,490,875
(1)	Mr. McMullian served as chief operating officer until the 2019 annual meeting of shareholders when he was appointed to the position of president and chief executive officer.
(2)	Mr. Shiver retired from his position as president and chief executive officer, effective as of the 2019 annual meeting of shareholders.
(3)	Forfeited upon retirement.

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2019 Executive Total Compensation Mix (page [•])

The information below should be read in connection with the explanatory information beginning on page [•] under “Executive Compensation — Compensation Discussion and Analysis — Mix of Compensation Opportunity,” and is qualified in its entirety by reference to such information.

CURRENT CEO COMPENSATION MIX
17%
2%
10%
71%
FORMER CEO COMPENSATION MIX
6%
24%
0%
70%
OTHER NAMED EXECUTIVES COMPENSATION MIX
30%
7%
14%
49%
Salary
Non-Equity Incentive Compensation
Other Compensation
Equity Compensation

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Social Responsibility (page [•])

At Flowers Foods, we recognize our responsibility to uphold the company’s founding values, which for 100 years, have always centered on working ethically, responsibly and with integrity. We also look for ways to make a positive difference in our community.

We are responsive to our shareholders

✓  Annual election of all directors

✓  Simple majority voting for directors

✓  2020 management proposal to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting

✓  Non-executive chairman and independent presiding director structure

✓  Director-driven shareholder outreach

✓  Annual “say-on-pay” vote

✓  Potent clawback policy

✓  Double-trigger equity vesting upon a change of control

We are committed to environmental, social and governance (ESG) in all elements of our business

✓  We foster a work environment that is safe, inclusive, respectful, and fair

✓  Established new, more aggressive sustainability goals for 2025

✓  Improved waste and recycling program to increase internal support, identify new recycling opportunities, and share best practices

✓  Donated a total of $10.2 million in bakery foods toward the mission of Feeding America in 2019*

✓  We recruit U.S. military veterans, employing more than 700 veterans in 2018**

✓  Established in 2015, the Dave’s Killer Bread Foundation strives to inspire other businesses to become Second Chance Employers.

*   Total value of product donations in wholesale dollars

** A veteran is any individual who has served honorably on active duty in the Armed Forces of the United States.

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FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

PROXY STATEMENT FOR THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 21, 2020

This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April [•], 2020 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders to be held on May 21, 2020 at 11:00 a.m., Eastern Time, at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, and any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will:

(1)	vote to elect as directors of the company the eight nominees identified in this proxy statement, each to serve for a term of one year;

(2)	hold an advisory vote on compensation of the Named Executives;

(3)	vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending January 2, 2021; and

(4)	to hold a vote on a management proposal to amend the company’s restated articles of incorporation (the “articles”) and amended and restated bylaws (the “bylaws”) to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting.

The shareholders will also transact any other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

How do I attend the annual meeting in person?

Important note: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

Pre-registration is required for attendance at the 2020 annual meeting, and you must be a Flowers Foods shareholder to register. The deadline for registration is May 18, 2020. All attendees will be required to present a valid, government-issued photo ID, such as a passport or driver’s license, to gain admission.

Please visit www.flowersfoods.com, and click on Shareholders Meeting Pre-registration.

We intend to hold our annual meeting in person. However, as part of our precautions regarding the coronavirus or COVID-19, to the extent permitted by Georgia law, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as proxy material.

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that you vote:

•	“FOR” the election of all the director-nominees to serve as directors until the 2021 annual meeting of shareholders;

•	“FOR” the approval, on an advisory basis, of the compensation of the Named Executives;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021; and

•	“FOR” the management proposal to amend the company’s articles and bylaws to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are A. Ryals McMullian, our president and chief executive officer, R. Steve Kinsey, our chief financial officer and chief administrative officer, and Stephanie B. Tillman, our chief legal counsel.

Are the proxy materials available electronically?

Yes. Under SEC rules and regulations, Flowers Foods is making this proxy statement and its 2019 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On or about April [•], 2020, we mailed to our shareholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our 2019 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2019 annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2019 annual report, please follow the instructions contained on the Notice.

Who can vote?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 19, 2020, which is the record date for the annual meeting. There were

211,562,549 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

You are entitled to one vote on each of the eight director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the eight director-nominees and for each other matter to be voted upon at the annual meeting.

How do I vote?

You can vote in the following ways:

•	Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it within the United States.

•	Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•	Vote at the Meeting. If you attend the annual meeting and you are a registered shareholder, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. If your shares are held in “street name” through a bank, broker or other record holder, to be eligible to vote your shares in person, you must obtain a legal proxy from your bank, broker or other record holder that specifies the number of shares you owned on the record date and bring the legal proxy with you to the annual meeting.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or telephone), you appoint A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions and confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet or telephone should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If I am a registered shareholder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of each director-nominee, the approval, on an advisory basis, of the compensation of the Named Executives, the ratification of the appointment of

PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021 and the management proposal to amend the company’s articles and bylaws to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares by Internet or telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and delivering to our corporate secretary another proxy with a later date;

•	giving our corporate secretary a written notice before or at the annual meeting that you want to revoke your proxy; or

•	voting in person at the annual meeting.

Your attendance at the annual meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) and you received the Notice, you may vote by the Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2019 annual report, please follow the instructions contained on the Notice. By voting, you will direct Great-

West Trust Company, LLC, as trustee of the 401(k) Plan (the “Trustee”), how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of common stock credited to the 401(k) Plan participants’ accounts for which the Trustee receives voting instructions from the 401(k) Plan participants. The number of shares you are eligible to vote is based on the number of shares of Flowers Foods common stock in your account on the record date for the annual meeting.

Can I vote if my shares are held in “street name” by a bank, broker or other record holder?

If your shares of Flowers Foods common stock are held in “street name” by a bank, broker or other record holder, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that bank, broker or other record holder. Internet and telephone voting are offered to shareholders who own their shares of Flowers Foods common stock through certain banks and brokers.

The election of directors (Proposal I), the advisory vote on the compensation of the Named Executives (Proposal II) and the management proposal to amend the company’s articles and bylaws to reduce supermajority vote requirements, including the supermajority threshold required to call a special meeting (Proposal IV), are considered non-discretionary matters under applicable NYSE Rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I, Proposal II and Proposal IV. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending January 2, 2021 (Proposal III) is considered a discretionary matter under applicable NYSE Rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal III without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How will abstentions be treated?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied, but will not be included in vote totals and will not affect the outcome of the vote with respect to Proposals I,

II and III. Abstentions will have the effect of a vote “AGAINST” Proposal IV.

What constitutes a quorum?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the annual meeting, whether those shareholders vote for or against the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether the proposals have been approved by the shareholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will not affect the business that may be conducted at the annual meeting.

What vote is required for each matter to be voted upon at the annual meeting?

•	With regard to Proposal I, each of the eight nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of shares voted “AGAINST” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our corporate governance guidelines.
•	Approval of Proposals II and III requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

•	Approval of Proposal IV requires the approval of at least 66 2/3% of the voting power of the outstanding shares of our common stock.

How will broker “non-votes” be treated?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied, but will not be included in vote totals and generally will not affect the outcome of the vote, except that broker non-votes will have the effect of a vote “AGAINST” Proposal IV. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a bank, broker or other record holder to provide voting instructions to the bank, broker or other record holder.

Will any other business be conducted at the annual meeting or will other matters be voted on?

At this time, the board of directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, the persons named as proxies, Messrs. McMullian and Kinsey and Ms. Tillman, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Where can I find the voting results from the annual meeting?

We will report the voting results from the annual meeting on a Current Report on Form 8-K, which we expect to file with the SEC on or before May 28, 2020.

How and when may I submit a shareholder proposal for the 2021 annual meeting?

For information on how and when you may submit a shareholder proposal for the 2021 annual meeting, please refer to the section entitled “2021 Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have engaged Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to assist in the solicitation of votes for a fee of $12,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile, but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

The Notice, this proxy statement and our 2019 annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of our 2019 annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Shareholder Relations Department.

If you elected to receive your proxy materials by mail, a copy of our 2019 annual report, which includes our Annual Report on Form 10-K and our financial statements for the fiscal year ended December 28, 2019, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

Can I elect to receive future notices and proxy materials electronically?

Yes. If you are a registered shareholder or if you participate in the 401(k) Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please call Lisa Hay, our manager of shareholder relations, at (229) 226-9110, if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

Who should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Lisa Hay, our manager of shareholder relations, at the above address or by calling (229) 226-9110.

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DIRECTORS AND CORPORATE GOVERNANCE

Directors

Below is certain information about our directors, their principal occupation, business experience as well as other matters, and the board of directors’ assessment of their individual qualifications to serve on our board of directors. Each of the individuals named below, with the exception of Mr. Singer, has been nominated to serve as a director until the 2021 annual meeting of shareholders. Mr. Singer has not been nominated for re-election and his term as director will expire upon his retirement effective at the 2020 annual meeting of shareholders. The company would like to express its genuine gratitude for Mr. Singer’s service to the company and its shareholders. Effective at the time of such retirement, the size of the board of directors will be reduced to eight.

George E. Deese has gained extensive operational and financial experience as an executive in various capacities during his 55-year career with the company. Mr. Deese, age 74, served as executive chairman of the board of directors of the company from May 22, 2013 until he retired December 31, 2014 and continues to serve as non-executive chairman. Mr. Deese was chief executive officer of Flowers Foods from January 2004 until May 2013. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board of directors since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He previously served as a board member of the Grocery Manufacturers of America (GMA), and previously served as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years.

Rhonda Gass brings extensive strategic and information technology experience to the board of directors. Ms. Gass, age 56, has served as vice president and chief information officer for Stanley Black & Decker since 2012 and was named an executive officer of the company the same year. Mrs. Gass is responsible for Stanley Black & Decker’s comprehensive and cross business unit IT strategy, delivery and support, and security infrastructure. She also leads the functional transformation activities for the company, focusing on effectiveness and efficiency. Previously, she was vice president of strategy, technology, and governance for Dell, where she worked for 12 years in positions of increasing scope and responsibility.

Benjamin H. Griswold, IV has extensive experience in investment banking, corporate finance and strategic planning. Mr. Griswold, age 79, is partner and chairman of Brown Advisory. Mr. Griswold retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He has been non-executive chairman of W.P. Carey Inc. (NYSE) since 2012 and a director since 2006. Previously he served as a director of Stanley Black & Decker, Inc. (NYSE) from 2001 until his retirement from the board effective April 20, 2016, and is a trustee emeritus of Johns Hopkins University.

Margaret G. Lewis brings extensive leadership experience and management skills to the board of directors. Her variety of senior management roles provides expertise in executive decision-making and strategic planning. Ms. Lewis, age 66, is the retired president of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA’s Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a fellow with the American College of Healthcare Executives. Ms. Lewis served as a director of the Federal Reserve Bank of Richmond from September 2013 until December 2019, including chairman from January 2017 to December 2018 and deputy chair from January 2019 to December 2019. Ms. Lewis has served as a director of Flowers Foods since May 2014, and as a director of W.P. Carey Inc. (NYSE) since 2017. She previously served as a director of Smithfield Foods from 2011 to 2013.

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DIRECTORS AND CORPORATE GOVERNANCE

A. Ryals McMullian has extensive leadership, operational and financial experience that he has acquired through multiple leadership positions held during his 17 years with the company. Mr. McMullian, age 50, was elected president and chief executive officer effective May 2019 and was elected to the board of directors in August 2019. He served as chief operating officer from June 2018 until May 2019 and as chief strategy officer from May 2017 until June 2018. Prior to that, Mr. McMullian served as vice president of mergers and acquisitions and deputy general counsel from 2015 until 2017, and vice president and associate general counsel from 2011 until 2015. He joined the company in 2003 as associate general counsel. He holds a master’s degree in business administration, a juris doctor, and a bachelor’s degree in finance and real estate from Florida State University.

James T. Spear has extensive food and health care industry, and leadership experience with public and private companies along with expertise in acquisitions and divestitures, financial reporting and auditing, corporate finance, risk management, information technology, investor relations, and strategic planning. Mr. Spear, age 65, joined the company’s board of directors on January 1, 2015. Mr. Spear is the retired executive vice president and chief financial officer of Cadence Health, where he served from 2006 to 2012. Prior to that Mr. Spear served as vice president finance at Keebler Foods (NYSE) and also operated an independent advisory and consulting business. Since his retirement, Mr. Spear has periodically engaged in various consulting activities. Mr. Spear also currently serves on the board of directors of both The Trust Company of Illinois and The Trinity Forum. He also serves on the board of advisors to the Wheaton College Center for Faith, Politics, and Economics, where he previously served as an adjunct professor. Since 2013, the National Association of Corporate Directors has designated Mr. Spear as a Board Leadership Fellow.

Melvin T. Stith, Ph.D. has a significant background in marketing and accounting, has a high level of financial literacy and brings a unique academic perspective to the board of directors. Dr. Stith, age 73, is the former interim president of Norfolk State University. He previously served as dean emeritus of the Whitman School of Management at Syracuse University in New York. From June 2013 until he retired in December 2015, he was professor of marketing at the Whitman School of Management. He previously served as dean of the Whitman School of Management from 2005 to 2013. Prior to that time, he was dean of the College of Business at Florida State University and the Jim Moran Professor of Business Administration. He also is a director of Aflac Incorporated (NYSE) (2012-present). Dr. Stith previously served as a director of Synovus Financial Corp. (NYSE) from 1998 until April 2019 and Keebler Foods Company from 1999 to 2001. He has served as a director of Flowers Foods since July 2004.

C. Martin Wood III has a high degree of financial literacy and extensive knowledge of the company gained through his 49 years of service with the company, 22 of which he served as its chief financial officer. Mr. Wood, age 76, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood also serves as senior active trustee on the board of Archbold Medical Center and as a trustee for the Archbold Foundation.

RETIRING DIRECTOR

David V. Singer has management and financial experience as well as operational and financial experience as the chief executive officer of a publicly traded consumer products company. Mr. Singer, age 64, is the retired chief executive officer of Snyder’s-Lance, Inc. (NASDAQ), a position he served in from 2010, following the merger of Lance, Inc. and Snyder’s of Hanover, Inc., to 2014. He previously served as the president and chief executive officer of Lance, Inc. from 2005 until the merger with Snyder’s in 2010. He was the executive vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated, Charlotte, NC, from 2001 until 2005 and vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated from 1987 until 2001. Mr. Singer was a director of Snyder’s-Lance, Inc. from 2010 to 2014 and previously served as a director of Lance, Inc. from 2003-2010. He joined Flowers Foods’ board of directors on January 1, 2010. Mr. Singer was elected as a director of SPX Flow, Inc. (NYSE) in 2015, having served previously as a director of its former parent company, SPX Corporation (NYSE) since 2013. Additionally, Mr. Singer was appointed to the board of directors of Performance Food Group Company (NYSE) in November 2019. He also has served as a director of Brunswick Corporation (NYSE) and as a director of Hanesbrands, Inc. (NYSE) since 2014.

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DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

General

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the policies and practices of other publicly-held companies.

Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/Corporate Governance Committee Charter

•	Finance Committee Charter
•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors

•	Flowers Foods, Inc. Employee Code of Conduct

•	Disclosure Policy

You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “INVESTORS” tab and selecting “CORPORATE GOVERNANCE.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Shareholder Relations Department.

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director and director-nominee or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under the section entitled “Transactions with Management and Others.” In addition, transactions and relationships among directors or director-nominees or their affiliates and members of senior management and their affiliates are examined.

The purpose of this annual review is to determine whether each director and director-nominee meets the applicable criteria for independence in accordance with the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.

As part of our corporate governance guidelines, we have adopted categorical standards, which provide that certain relationships will be considered material relationships and will preclude a director’s independence. Under these standards, an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•	does not, or whose immediate family member does not, receive more than $120,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service

(such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $120,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;

•	is not affiliated with or employed by, or whose immediate family member is not affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company (such person is not “independent” until three years after the end of either the affiliation or the auditing relationship);

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of Flowers Foods’ present executives serve on such other company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, Flowers Foods or any of its subsidiaries or affiliates for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2020. Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. Messrs. Deese, Griswold, Spear and Wood, Dr. Stith and Mses. Lewis and Gass are independent directors and director-nominees, as applicable. Mr. McMullian is an inside director because he is currently the president and chief executive officer of the company. In determining the

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independence of Mr. Deese, the board of directors considered the employment by the company of his family members. Each director and director-nominee abstained from voting on his or her own independence.

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation committee and the nominating/corporate governance committee. Additional guidelines apply to the members of the audit committee under the SEC rules and regulations and NYSE Rules.

Presiding Director

Pursuant to our corporate governance guidelines, the board of directors created the position of “presiding director,” whose primary responsibilities are to preside over periodic executive sessions of the board of directors in which non-independent directors and other members of management do not participate and to:

•	serve as the liaison between the chairman of the board of directors and the independent, non-management directors of the company;

•	oversee information sent by the company to directors;

•	review meeting agendas and schedules for the board of directors;
•	call meetings of the independent, non-management directors; and

•	be available for consultation and director communication with shareholders.

Each year at the meeting of the board of directors following the annual meeting, a presiding director is appointed among the independent directors to serve until the company’s annual meeting of shareholders the following year. On May 23, 2019, Benjamin H. Griswold, IV was reappointed to serve as the presiding director until the 2020 annual meeting of shareholders.

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s bylaws, the board of directors has set the number of members of the board of directors at nine. Mr. Singer, who has served as a member of the board of directors since 2010, has not been nominated for reelection. The term for Mr. Singer will expire upon his retirement effective at the 2020 annual meeting of shareholders. Pursuant to the company’s bylaws and resolutions adopted by the board of directors, the size of the board of directors will be set at eight immediately following the 2020 annual meeting of shareholders. The board of directors held five meetings in fiscal 2019, and no incumbent director attended fewer than 75% of the aggregate of:

•	the total number of meetings of the board of directors held during the period for which he or she has been a director; and
•	the total number of committee meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

The board of directors has established several standing committees: an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current members of each of the committees and the number of meetings held during fiscal 2019:

	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Finance Committee
George E. Deese*
Rhonda Gass*	X			X
Benjamin H. Griswold, IV*		Chair	X
Margaret G. Lewis*		X	Chair
A. Ryals McMullian
David V. Singer(1)		X	X
James T. Spear*	Chair			X
Melvin T. Stith, Ph.D.*		X	X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	9	5	4	5
*	Independent Directors
(1)	Mr. Singer’s term as director will expire upon his retirement effective at the 2020 annual meeting of shareholders.

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Audit Committee

Under the terms of its charter, the audit committee represents and assists the board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:

•	responsibility for overseeing our financial reporting process on behalf of the board of directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent registered public accounting firm;

•	review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•	review with management and our independent registered public accounting firm the effectiveness of our internal controls;

•	review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities, including the monitoring of our whistle-blower hotline;

•	discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk; and

•	oversight of the company’s enterprise risk management activities (“ERM”), with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts.

The board of directors has determined that all audit committee members serving during 2019 are or were “independent” under the SEC rules and regulations, NYSE Rules and our corporate governance guidelines.

The board of directors has also determined that Mr. Spear is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the function and needs of the board of directors, and the review and development of our corporate governance guidelines. In fulfilling its duties, the nominating/corporate governance committee shall:

•	receive identification of individuals qualified to become board members;

•	select, or recommend that the board of directors select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to the company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the board of directors regarding the independence of each director or director-nominee;
•	review director compensation;

•	review the company’s stock ownership guidelines applicable to executive officers and non-employee directors and monitor compliance with such guidelines;

•	oversee the evaluation of the board of directors and management;

•	oversee risks related to ethics issues, shareholder activism, change of control, investor relations and corporate structure;

•	review succession planning issues and report its findings and recommendations, if any, to the board of directors; and

•	perform any other duties and responsibilities delegated to the committee from time to time.

The board of directors has determined that all members of the nominating/corporate governance committee are “independent” under the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “— Selection of Director- Nominees.”

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Compensation Committee

Under the terms of its charter, the compensation committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee’s duties and responsibilities include:

•	review and approval of corporate goals and objectives relevant to our chief executive officer’s compensation, evaluation of our chief executive officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determination and approval of our chief executive officer’s compensation level based on this evaluation;

•	making recommendations to the board of directors with respect to senior officer compensation, incentive-compensation plans and equity-based plans;

•	administration of equity-based incentive plans and other plans adopted by the board of directors that contemplate administration by the compensation committee;

•	overseeing regulatory compliance with respect to compensation matters;

•	review of employment agreements (if any), severance agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•	overseeing risks related to executive compensation disclosures, human capital needs, intellectual capital loss, labor relations, employee retention and public compensation disclosures; and

•	production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

For fiscal 2019, the compensation committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•	balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•	incentive goals set at the corporate level;

•	capped incentives;

•	double-trigger equity vesting upon a change of control;

•	stock ownership guidelines requiring the Named Executives to own a significant amount of our common stock; and

•	the Clawback Policy (as defined below) applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in certain types of detrimental activity.

The board of directors has determined that all members of the compensation committee are “independent” under SEC rules and regulations, NYSE Rules and our corporate governance guidelines.

Finance Committee

Under the terms of its charter, the finance committee reviews and makes recommendations with respect to financial matters affecting the company. The finance committee’s duties and responsibilities include:

•	making recommendations to the board of directors with respect to (i) management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), (ii) the company’s credit facilities, (iii) commodities hedging and (iv) liquidity matters;

•	making plan design recommendations to the board of directors with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•	recommending to the board of directors appointments to and having oversight over the Fiduciary Oversight Committee; and
•	being responsible for oversight of risks regarding the following matters:

–	leverage and debt service/cash flow;

–	access to capital;

–	deployment of capital;

–	mergers and acquisitions;

–	benefit plan funding and multi-employer pension plan funding;

–	use of derivatives, including for commodity and foreign currency exchange;

–	global procurement and interruption of supply chain;

–	volatility of inventory because of inflation or deflation; and

–	energy availability and cost, including unstable fuel costs.

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Board Leadership Structure

Mr. Deese, our former executive chairman of the board of directors, is non-executive chairman and continues to provide guidance regarding the strategic direction of the company. Mr. McMullian, in his role as president and chief executive officer, has primary responsibility for the day-to-day operations of the company. In his role as non-executive chairman of the board of directors, Mr. Deese continues to set the strategic priorities for the board of directors (with input from the presiding director), preside over its meetings and communicate its strategic findings and guidance to management. The board of directors believes that the close working relationship between the president and chief executive officer and non-executive chairman of the board of directors will continue to provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board of directors further believes that Mr. Deese’s continued active role on the board of directors is important in unifying the company’s strategy behind a consistent vision as the company transitions through its established succession plans.

As noted earlier, the independent non-management directors reappointed Mr. Griswold as independent presiding director in fiscal 2019, which provides balance to the board’s leadership structure. With a supermajority of independent directors, an audit committee, compensation committee, nominating/corporate governance committee and finance committee each comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the independent directors, the board of directors believes the existing leadership structure provides for an appropriate balance that best serves the company and its shareholders. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and its shareholders.

Risk Management

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described above and in the audit committee charter, but the full board of directors has retained responsibility for general oversight of risks. Specifically, the board of directors has responsibility for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board of directors and its committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board of directors directly from management responsible for oversight of particular risks within the company. In addition, the compensation committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that the board’s leadership structure, discussed in detail above, supports the risk oversight function of the board of directors. Strong directors chair the various board committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

Relationships Among Certain Directors

None.

Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. All but one of our directors attended the annual meeting of shareholders held on May 23, 2019.

Selection of Director-Nominees

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other directors, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Chief Legal Counsel. The nominating/ corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in

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our corporate governance guidelines before such director-nominee can be recommended for election to the board of directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend board of directors meetings;
•	willingness and ability to work with other members of the board of directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the board of directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

Shareholder & Other Interested Party Communication with Directors

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, GA 31757,

Attention: Presiding Director. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our chief legal counsel, will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

Social Responsibility

At Flowers Foods, we recognize our responsibility to uphold the company’s founding values, which for 100 years, have always centered on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities.

Our Workplace. We believe the talent and dedication of the Flowers Foods team is second to none in the baking industry. Our diverse work force of talented, dedicated employees is one of the company’s most valuable assets.

Workplace Highlights

✓  We foster a work environment that is safe, inclusive, respectful, and fair – and that allows people of different backgrounds, experiences, and perspectives to reach common business and professional goals.

✓  The safety of our team members is a top priority.

✓  Flowers Foods prohibits discrimination and harassment of any type without regard to race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.

✓  We are successful because of our employees, and they share in that success, as we provide competitive wages and benefits, and when annual company goals are met, eligible team members at all levels are rewarded with a bonus.

Sustainability. We recognize that sustainability makes the company stronger, increasing profitability and enhancing shareholder value over the long term. Flowers Foods is committed to applying sustainability processes to all aspects of its business. Working with team members, business partners, suppliers, and customers, the company strives to prevent waste of water, packaging, energy, and other resources.

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DIRECTORS AND CORPORATE GOVERNANCE

Sustainability Highlights

✓  Established new, more aggressive sustainability goals for 2025

✓  13 EPA ENERGY STAR Certified Bakeries

✓  Five bakeries have met EPA’s ENERGY STAR Challenge since 2016

✓  Improved waste and recycling program to increase internal support, identify new recycling opportunities, and share best practices

✓  Sold product in 100% recyclable bread bags

✓  Reused more than 60,000 pallets (and recycled more than 30,000 pallets)

✓  Responded publicly to CDP’s Water, Climate and Forests programs

Community Involvement. Flowers Foods is committed to giving back to the community. We focus on helping improve the lives of children, feeding the hungry, and supporting veterans. Additionally, our Dave’s

Killer Bread brand is built upon the belief that everyone is capable of greatness, and that a second chance can change lives.

Community Involvement Highlights

✓  Donated a total of $10.2 million in bakery foods toward the mission of Feeding America in 2019.*

✓  Through our Wonder Bread and Tastykake brands, we have made a commitment to donate up to $1 million to the USO by the end of 2020.

✓  We recruit U.S. military veterans, employing more than 700 veterans in 2018.**

✓  Established in 2015, the Dave’s Killer Bread Foundation strives to inspire other businesses to become Second Chance Employers. Nearly 30% of the workforce in the Dave’s Killer Bread Oregon bakery has a criminal background.

*Total value of product donations in wholesale dollars **A veteran is any individual who has served honorably on active duty in the Armed Forces of the United States.

DIRECTOR COMPENSATION

General

Based upon the recommendations of the nominating/corporate governance committee, the board of directors considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

2019 Director Compensation Package

During 2019, the directors’ compensation package for non-employee directors was based on the following principles:

•	a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•	directors should have an equity interest in the company; and

•	total compensation should be structured to attract and retain a diverse and superior board of directors.

The nominating/corporate governance committee annually reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In 2019, that committee engaged Meridian Compensation Partners (“Meridian”), an independent compensation consultant, to assist it in its assessment of the competitiveness of director compensation. Meridian developed two peer groups of companies comparable to Flowers Foods in size – an industry-specific group and a general industry group – and provided details of the values and designs of the director pay programs at those companies. The nominating/corporate governance committee considered that data, the frequency of expected changes to director pay at Flowers Foods, the expected rate of change in that data and other relevant factors to determine the 2019 program shown below.

The resulting program, slightly modified for 2019, is in the midrange of both peer groups.

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DIRECTORS AND CORPORATE GOVERNANCE

Cash and Stock Compensation

Given the above principles and market data, the non-employee director compensation package consisted of the following:

Compensation Element	2018 Program	2019 Program
Annual Cash Retainer	$100,000	$100,000	(1)
Committee Chair Retainers:
• Audit Committee	$15,000	$22,500	(2)
• Compensation Committee	$15,000	$20,000
• Nominating/Corporate Governance Committee	$10,000	$15,000
• Finance Committee	$10,000	$15,000
Audit Committee Member Retainer	$7,500	$7,500
Presiding Director Retainer	$20,000	$20,000
Non-Executive Chairman Retainer	$170,000	$170,000	(3)
Annual Stock Award	$130,000	$130,000	(4)
(1)	Cash retainers may be deferred at the director’s option; see “ — Additional Compensation Program Details.”
(2)	Includes audit committee member retainer.
(3)	The retainer for the non-executive chairman will be $100,000 for 2020.
(4)	Vests one year from the date of grant based upon the closing price of the company’s common stock on May 23, 2019.

Additional Compensation Program Details

Non-employee directors are eligible to participate in the 2014 Omnibus Equity and Incentive Compensation Plan (the “Omnibus Plan”) and the Executive Deferred Compensation Plan (the “EDCP”).

Non-employee directors have the option to convert their annual cash board retainer fees into deferred stock equal in value to the cash payments they would otherwise have received. These deferred shares vest pro rata over a one-year period based on service. Accumulated dividends are paid upon the delivery of the vested shares.

Non-employee directors may alternatively elect to defer all or any portion of their annual retainers and cash committee fees into an interest-bearing account in the EDCP. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors.

Stock Ownership Guidelines

In order to align the economic interests of directors with those of shareholders, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual cash retainer paid to the non-employee directors. In addition, the non-executive chairman of the board of directors is required to hold six times his annual board retainer plus his additional cash retainer. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. Directors have five years to meet the required guidelines. All non-employee directors with at least five years of service were in compliance with the guidelines as of March 5, 2020.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board of directors meetings, or when traveling in connection with the performance of their services for the company. Individuals in their service as directors do not receive any additional retirement benefits. Any retirement benefits received are due to legacy participation in benefit programs when they were employees of the company.

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DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2019 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(3)	All Other Comp. ($)(4)	Total ($)
George E. Deese	270,000	130,000	146,145	34,599	580,744
Rhonda Gass	57,500	180,000	11,038	—	248,538
Benjamin H. Griswold, IV	132,917	130,000	—	—	262,917
Margaret G. Lewis	107,500	130,000	8,419	—	245,919
Amos R. McMullian(5)	41,667	—	150,855	—	192,522
David V. Singer(6)	117,917	130,000	—	—	247,917
James T. Spear	122,500	130,000	—	—	252,500
Melvin T. Stith, Ph.D.	100,000	130,000	—	—	230,000
C. Martin Wood III	120,417	130,000	50,572	—	300,989
(1)

Directors have the option under the Omnibus Plan to convert their annual board of directors retainer fees into deferred stock equal in value to the cash payments these directors would have otherwise received. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In 2019, Ms. Gass elected to defer 50% of her annual board of directors retainer fees into the EDCP. In fiscal 2019, under the Omnibus Plan, Ms. Gass elected to convert 50% of her annual board of directors’ retainer fees to deferred stock equal in value to the cash payments she would have received. Such deferred stock vests pro rata over one year from the date of grant and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC Topic 718 (“ASC 718”).

(2)

The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director under the Omnibus Plan in fiscal 2019 and deferred stock granted in connection with certain directors’ elections to convert annual retainer fees into deferred stock. Deferred stock awards vest one year from the date of grant and deferred stock granted in connection with a director’s election to convert annual board of directors retainer fees into deferred stock under the Omnibus Plan vests pro rata over a one-year period from the date of grant. Details regarding the deferred stock outstanding (vested and non-vested) by director as of December 28, 2019 are as follows:

Name	Deferred Stock (#)	Deferred Stock ($)
George E. Deese	5,780	125,657
Rhonda Gass	24,597	534,739
Benjamin H. Griswold, IV	5,780	125,657
Margaret G. Lewis	5,780	125,657
Amos R. McMullian(5)	—	—
David V. Singer(6)	5,780	125,657
James T. Spear	28,592	621,590
Melvin T. Stith, Ph.D.	77,132	1,676,850
C. Martin Wood III	5,780	125,657
(3)

Amounts reported in this column represent above-market earnings on deferred compensation under the EDCP for Messrs. Deese and McMullian and Mses. Gass and Lewis and, for Messrs. Deese, McMullian and Wood for changes in pension value under the Retirement Plan (as defined below).

(4)

Amounts reported as “All Other Compensation” in the Director Summary Compensation Table above is primarily administrative support provided to Mr. Deese by the company for his service as non-executive chairman of the board of directors.

(5)	Mr. McMullian’s term as a director expired upon his retirement effective at the 2019 annual meeting of shareholders.

(6)	Mr. Singer is not being nominated for election as a director and his term as a director will expire upon his retirement effective at the 2020 annual meeting of shareholders.

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TRANSACTIONS WITH MANAGEMENT

AND OTHERS

A. Ryals McMullian, the son of Amos R. McMullian, a director whose retirement was effective at the 2019 annual meeting of shareholders, was employed by the company since mid-fiscal 2019 as president and chief executive officer and previously as chief operating officer. In fiscal 2019, he was paid an aggregate salary and bonus of $707,661 and was granted 74,460 shares of performance-contingent restricted stock and 43,330 shares of time-based restricted stock units pursuant to the Omnibus Plan. Mr. McMullian is presently an executive officer of the company.

Chris Mulford, the son-in-law of George E. Deese, the non-executive chairman of the board of directors, was employed by the company throughout fiscal 2019 as a general plant manager. In fiscal 2019, he was paid an aggregate salary and bonus of $186,728 and was granted 1,840 shares of performance-contingent restricted stock and 790 shares of time-based restricted stock units pursuant to the Omnibus Plan. Mr. Mulford is not an executive officer of the company.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board of directors for evaluation and approval. The company’s policies with respect to related party transactions are set forth in our corporate governance guidelines, which state that the company does not engage in transactions with related parties if such a transaction would cast into doubt the independence of the director, present the appearance of a conflict of interest or violate any applicable law, rule or regulation. Each of the transactions set forth above were reviewed and approved by the full board of directors in accordance with the company’s policies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Messrs. Griswold, Singer and Dr. Stith served on the compensation committee. No member of the compensation committee was, during 2019, an officer or employee of the company, was formerly an officer of the company, or had any relationship requiring disclosure by the company as a related party transaction under Item 404 of

Regulation S-K. During 2019, none of the company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the company’s board of directors or its compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(2)	18,896,769	8.93%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(3)	18,307,306	8.65%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(4)	16,178,249	7.65%
(1)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 5, 2020.

(2)

The beneficial ownership reported is based upon a Schedule 13G/A filed by The Vanguard Group on February 12, 2020. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power as to 18,788,779 shares, sole voting power as to 104,610 shares, shared voting power as to 34,279 shares and shared dispositive power as to 107,990 shares.

(3)

The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 17,481,951 shares.

(4)

The beneficial ownership reported is based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2020. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole dispositive power as to all shares reported and sole voting power as to 5,243,659 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership of Certain Executive Officers and Directors

The following table lists information as of March 5, 2020 regarding the number of shares owned by each director and each executive officer listed on the Summary Compensation Table included later in this proxy statement and by all of our directors and executive officers as a group. The address of each person in the table is Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Bradley K. Alexander	320,331		*
Stephen R. Avera	542,433	(2)	*
George E. Deese	3,209,162	(3)	1.52%
Rhonda Gass	18,128	(4)	*
Benjamin H. Griswold, IV	335,612	(5)	*
R. Steve Kinsey	328,580		*
Margaret G. Lewis	42,220	(6)	*
A. Ryals McMullian	850,316	(7)	*
Allen L. Shiver	958,399	(8)	*
David V. Singer	101,298	(9)	*
James T. Spear	90,386	(10)	*
Melvin T. Stith, Ph.D.	120,732	(11)	*
D. Keith Wheeler	59,101		*
C. Martin Wood III	10,405,307	(12)	4.92%
All Directors and Executive Officers as a Group (14 persons)	17,382,005		8.21%
*	Represents beneficial ownership of less than 1% of Flowers Foods common stock.

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes 52,460 shares held by a trust of which Mr. Avera is a co-trustee, as to which shares Mr. Avera disclaims any beneficial ownership.

(3)

Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which shares Mr. Deese disclaims any beneficial ownership; (ii) 675,000 shares held by a family LLC, over which shares Mr. Deese shares joint voting and dispositive power; (iii) 193,239 shares held by ten family trusts, over which shares Mr. Deese shares joint voting and dispositive power; and (iv) 4,816 shares of deferred stock, which would be distributed to Mr. Deese if he had separated his service from the company on March 5, 2020.

(4)	Includes 7,705 shares of deferred stock, which would be distributed to Ms. Gass if she had separated her service from the company on March 5, 2020.

(5)

Includes (i) 5,062 shares owned by the spouse of Mr. Griswold, as to which shares Mr. Griswold disclaims any beneficial ownership; and (ii) 4,816 shares of deferred stock, which would be distributed to Mr. Griswold if he had separated his service from the company on March 5, 2020.

(6)	Includes 4,816 shares of deferred stock, which would be distributed to Ms. Lewis if she had separated her service from the company on March 5, 2020.

(7)

Includes (i) time-based restricted stock units of 43,330 shares, all of which are subject to forfeiture; (ii) 18,401 shares held by the spouse of Mr. McMullian and 87,975 shares held by family trusts for the benefit of Mr. McMullian’s minor children, in each case as to which shares Mr. McMullian disclaims any beneficial ownership; and (iii) 55,063 shares held by a corporation of which Mr. McMullian is a director and shares voting and dispositive power over the shares.

(8)	Includes 12,600 shares held by Mr. Shiver as custodian for his child and 4,437 shares held by the spouse of Mr. Shiver, in each case as to which shares Mr. Shiver disclaims any beneficial ownership.

(9)

Includes (i) 8,537 shares held by a trust of which Mr. Singer is a trustee; and (ii) 4,816 shares of deferred stock, which would be distributed to Mr. Singer if he had separated his service from the company on March 5, 2020.

(10)

Includes (i) 100 shares held by Mr. Spear’s child, over which shares Mr. Spear shares voting and investment authority; and (ii) 11,218 shares of deferred stock, which would be distributed to Mr. Spear if he had separated his service from the company on March 5, 2020.

(11)

Includes (i) 50 shares held by the spouse of Dr. Stith as custodian for a minor child, as to which shares Dr. Stith disclaims any beneficial ownership; and (ii) 76,168 shares of deferred stock, which would be distributed to Dr. Stith if he had separated his service from the company on March 5, 2020.

(12)

Includes (i) 17,934 shares held by a trust of which Mr. Wood is trustee, 6,587,672 shares owned by the spouse of Mr. Wood and 2,626,110 shares held by trusts of which the spouse of Mr. Wood is independent trustee, in each case as to which shares Mr. Wood disclaims any beneficial ownership; and (ii) 4,816 shares of deferred stock, which would be distributed to Mr. Wood if he had separated his service from the company on March 5, 2020.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of our records and written representations by the persons required to file these reports, except as set forth below, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), with the SEC were timely filed in fiscal 2019 by directors and executive officers.

Due to administrative errors, late Form 4s reporting awards of deferred stock granted to Ms. Gass and Mr. Spear that were due on January 4, 2019 were filed on January 7, 2019 and a late Form 4 reporting shares held by family trusts for which Mr. Deese is a co-trustee that was due on March 7, 2019 was filed on May 28, 2019.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2019 In Brief

Under our pay-for-performance program, our Named Executives earned payment of cash bonuses at 62.2% of Target Bonus Percentage (as defined below) under our bonus plan, based upon the achievement of 94.59% of the target performance goal.

In 2019, the company continued to execute on Project Centennial, an enterprise-wide business and operational review to evaluate opportunities to streamline our operations, drive efficiencies, and invest in strategic capabilities that we believe will strengthen our competitive position and drive profitable revenue growth. The Named Executives played a critical role in designing and implementing Project Centennial. Recent accomplishments related to these efforts include:

•	continued refinements to the organizational structure to align operating functions, drive accountability, generate additional cost savings, and identify new avenues for growth;
•	new media campaigns for Nature’s Own and Wonder to increase brand awareness;

•	continued the transition to the new organizational structure by filling key roles with individuals new to Flowers Foods that enhanced capabilities and skills;

•	continued to execute on projects under the supply chain optimization initiative to improve efficiencies and lower product costs;

•	continued to address indirect costs throughout the company to generate fuel for growth, particularly by reducing costs in purchased goods and services; and

•	continued to evaluate a robust pipeline of strategic acquisition opportunities to drive enhanced growth in underdeveloped product categories and geographic markets.

Consideration of 2019 Say on Pay Vote

We currently hold our say on pay vote every year. At our 2019 annual meeting of shareholders, more than 97% of the shares voted were cast in support of our executive compensation program. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of 2019 and in early 2020. Shareholders will have an opportunity to cast an advisory vote on the frequency of future say on pay votes at least every six years. The next required advisory vote on the frequency of future say on pay votes will occur no later than the company’s annual meeting of shareholders in 2023.

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EXECUTIVE COMPENSATION

Summary of Our Compensation Practices

Practices We Have Adopted	Practices We Do Not Engage in

•  Pay targeted to the size-adjusted 50th percentile of market data

•  Long-term incentives that are entirely performance-based for Named Executives

•  Multiple performance measures used in incentive plans

•  Capped incentives

•  Clawback policy

•  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

•  Moderate change of control severance arrangements

•  Double-trigger equity vesting upon a change of control

•  Annual review of tally sheets by the compensation committee

•  Incentives that are risk-mitigated through plan design and administration

•  Compensation committee comprised solely of independent directors

•  Independent compensation consultant who reports directly to the compensation committee

•  Anti-hedging policy for executives and outside directors

•  Employment agreements

•  Dividend equivalents on unvested performance shares

•  Income tax gross-ups

•  Excise tax gross-ups on change of control severance

•  Backdating or repricing of stock options

•  Pension credited service for years not worked

•  Employee/director perquisites

EXECUTIVE COMPENSATION GENERALLY

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. The program aligns our executives’ interests with those of our shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. We strive to foster a sense of ownership among our executives by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation committee evaluates both performance and compensation to ensure that (i) the company maintains its ability to attract, retain and motivate the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies; and (iii) each of the company’s primary objectives with respect to compensation is being fulfilled. To meet those goals, our compensation program has historically included three primary components:

•	base salary;

•	annual cash bonuses; and

•	long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change of Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change of control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

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EXECUTIVE COMPENSATION

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary and non-equity incentive compensation, equity compensation, and other compensation expressed as a percentage of total compensation for each Named Executive for the fiscal year ended December 28, 2019 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by Relevant Market Data (as defined below) for each element of pay.

Role of Executive Officers in Compensation Decisions

The compensation committee, which is comprised solely of independent directors, has overall responsibility for evaluating, analyzing and approving the company’s compensation plans, policies and programs.

The president and chief executive officer, with the assistance of the chief human resources officer, consults with and advises the compensation committee with respect to the company’s compensation philosophy and makes recommendations regarding the compensation of other executive officers including the Named Executives, but not regarding his own compensation. All recommendations of the president and chief executive officer to the compensation committee regarding the compensation of other executive officers are independently evaluated by the committee.

The chief financial officer, or his designee, assists the compensation committee in understanding the key drivers of company performance, particularly those measures used in our annual cash bonus and long-term incentive plans and also provides the compensation committee with regular updates on company performance as it relates to certain performance measures used in our annual cash bonus and long-term incentive plans.

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EXECUTIVE COMPENSATION

Compensation Consultants

For fiscal 2019, the compensation committee engaged Meridian as its independent compensation consultant. At the compensation committee’s request, Meridian evaluated the competitiveness of the base salaries, annual bonuses and long-term incentives awarded to the Named Executives, provided competitive market data on new compensation arrangements and evaluated the continued appropriateness of existing arrangements. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee on compensation questions and issues as they arose.

In February 2020, the compensation committee, in accordance with SEC rules and regulations, considered various factors related to consultant conflicts of interest. In connection with this review, the compensation committee considered the following six factors established by the SEC:

•	the provision of other services to the company by the consultant’s employer;

•	the amount of fees received from the company by the consultant’s employer as a percentage of total revenue;

•	the policies and procedures of the consultant’s employer designed to prevent conflicts of interest;

•	any business or personal relationship of the consultant with a member of the compensation committee;

•	any stock of the company owned by the consultant; and

•	any business or personal relationship of the consultant or the consultant’s employer with an executive officer of the company.

As a result of its review of these six factors, the compensation committee determined that the work of the compensation consultant did not raise any conflicts of interest.

Compensation Benchmarking

Because there are not many food companies the size of Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay data for base salary, target bonus and long-term incentive opportunity based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). When establishing pay levels for fiscal 2019, data was collected from the Willis Towers Watson Executive Compensation Database using both general industry data (from 700+ companies) and data from the Food & Beverage industry cut comprised of the following companies:

WILLIS TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES

American Sugar Refining

Anheuser-Busch

Arby’s Restaurant Group

Beam Suntory

Brown-Forman

Bunge

Bush Brothers & Company

Campbell Soup

Chewy.com

Coca-Cola

Coca-Cola Refreshments

Community Coffee

ConAgra Foods

Dairy Farmers of America

Dean Foods

Diageo North America

E.A. Sween Company

Farmer Brothers

Ferrara Candy Company

General Mills

Glanbia Group Services

Grande Cheese

Hershey

Hormel Foods

Ilitch Holdings

Itochu Corporation

Kellogg

Keurig Green Mountain

Keystone Foods

Kraft Heinz

Lamb Weston Holdings

Land O’Lakes

Leprino Foods

Mars Incorporated

McCain Foods McCormick Mondelez Nestle USA OSI Group Parmalat PepsiCo Rich Products Schreiber Foods Smithfield Foods Trinchero Family Estates Tyson Foods Ventura Foods Wayne Farms Wells Enterprises

The Relevant Market Data obtained from the companies above was for pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect appropriate scope of revenue responsibility. The Relevant Market Data is calculated using the simple average of the regressed food industry and general industry market rates. Both are established at levels that approximate the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target bonus and long-term incentive opportunity). This approach sets executive pay opportunities at appropriate levels to be competitive and to attract, retain and motivate the most qualified executives.

The compensation committee concluded that the proposed 2019 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with a pay-for-performance philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align his interests with those of the company’s shareholders.

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EXECUTIVE COMPENSATION

CASH COMPENSATION

Base Salary

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through benchmarking analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for Named Executives reporting directly to the president and chief executive officer are subject to approval by the compensation committee after consideration of the recommendations he submits. The president and chief executive officer’s salary is subject to review and approval by the compensation committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation committee and the board of directors.

Effective as of the 2019 annual meeting of shareholders, the board approved the following changes to Mr. McMullian’s compensation as a result of his promotion to president and chief executive officer: (i) Mr. McMullian’s annual base salary increased to $700,000; (ii) Mr. McMullian’s Target Bonus Percentage (as defined below) under the company’s annual executive bonus plan is now 100% of his base salary; and (iii) in combination with grants already made, Mr. McMullian’s target award opportunity under the long-term incentive program under the Omnibus Plan was increased to a value of approximately $1.6 million. In addition, on May 23, 2019, Mr. McMullian received a one-time award of time-based restricted stock pursuant to the Omnibus Plan in the amount of $1,000,000, vesting 100% on the fourth anniversary of the date of grant, provided that Mr. McMullian remains employed by the Company during this period.

Named Executive	2019 Salary (Actual)	2018 Salary (Actual)	Percent Change
A. Ryals McMullian, President and Chief Executive Officer	$640,577	$414,419	54.6%
Allen L. Shiver, Former President and Chief Executive Officer	$400,000	$1,000,000	(60.0%)
R. Steve Kinsey, Chief Financial Officer and Chief Administrative Officer	$585,781	$572,308	2.4%
Bradley K. Alexander, Chief Operating Officer	$545,623	$540,000	1.0%
Stephen R. Avera, Chief Legal Counsel	$494,093	$484,230	2.0%
D. Keith Wheeler, Chief Sales Officer	$466,862	$455,424	2.5%

Annual Executive Cash Incentive Awards

For 2019, the annual cash incentive awards were granted to Named Executives under our Omnibus Plan, which was designed to provide an incentive to achieve critical annual goals that lead to our long-term success. We choose to pay it in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

For 2019, the compensation committee established target bonus levels under the Omnibus Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Bonus Percentage”). Target Bonus Percentages for each Named Executive in 2019 were as follows:

Named Executive	Target Bonus Percentage
A. Ryals McMullian,(1) President and Chief Executive Officer	90.3%
Allen L. Shiver,(2) Former President and Chief Executive Officer	110.0%
R. Steve Kinsey, Chief Financial Officer and Chief Administrative Officer	80.0%
Bradley K. Alexander,(3) Chief Operating Officer	76.1%
Stephen R. Avera, Chief Legal Counsel	70.0%
D. Keith Wheeler, Chief Sales Officer	70.0%
(1)

Mr. McMullian’s Target Bonus Percentage increased from 75% to 100% on May 23, 2019. His effective Target Bonus Percentage was calculated using the weighted average of his Target Bonus Percentage before and after May 23, 2019.

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EXECUTIVE COMPENSATION

(2)	Mr. Shiver forfeited his annual cash incentive award upon retirement.
(3)

Mr. Alexander’s Target Bonus Percentage increased from 70% to 80% on May 23, 2019. His effective Target Bonus Percentage was calculated using the weighted average of his Target Bonus Percentage before and after May 23, 2019.

2019 bonuses were awarded to participating Named Executives based on the following formula:

•	the Named Executive’s base salary; multiplied by

•	the Target Bonus Percentage; multiplied by

•

the “Actual Bonus Percentage,” a percentage based upon the company’s actual EBITDA for the fiscal year as compared to the payout scale below which uses straight-line interpolation between points. The scale also shows the percentage of the 2019 EBITDA Goal (as defined below) achieved and the related applicable bonus percentages:

Level of Achievement	% of EBITDA Goal Achieved	Applicable Bonus Percentage
Maximum	115%	200%
Target	100%	100%
Actual	94.59%	62.2%
Threshold	90%	30%

The Actual Bonus Percentage would have been 0% if actual EBITDA were less than 90% of the EBITDA Goal. This mechanism provided motivation for each Named Executive to strive for improved company performance in 2019 even if the EBITDA Goal itself were not attained.

The company does not pay bonuses under the Omnibus Plan to any Named Executive until such time as the compensation committee has certified the Actual Bonus Percentage and the annual report on Form 10-K for the applicable fiscal year has been filed with the SEC. For 2019, the Company achieved EBITDA of $446,891,000 versus the target of $422,726,000 (the “2019 EBITDA Goal”). Actual bonus amounts earned by each Named Executive for 2019 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to grant long-term incentive compensation opportunity because it aligns Named Executives’ interests with those of shareholders and helps to retain a stable management team.

Equity and Performance Compensation Awards

In keeping with the compensation committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive program and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, reward performance over the long-term and align the Named Executives’ interests with those of our shareholders. The 2019 awards under the Omnibus Plan contain elements designed to focus the Named Executives’ attention on one of the company’s primary goals – the long-term success of the company, and ultimately, the enhancement of shareholder value. Individual long-term incentive grants are reviewed annually and approved by the compensation committee with reference to the Relevant Market Data it receives from its compensation consultant.

Based on the financial outlook for 2018, management recommended, and the compensation committee agreed, not to provide long-term incentive awards for 2018. This determination lowered the cost and value of our executive compensation program for 2018 and was viewed by the compensation committee as in line with the company’s commitment to pay for performance.

Similar to our last grants in 2017, the compensation committee allocated equity-based awards for 2019 between two types of performance-contingent restricted stock, as described below. The use of performance-contingent restricted stock is intended to encourage Named Executives to focus on capital investments that produce returns in excess of the Company’s weighted average cost of capital, the sum of the after-tax costs of each capital component multiplied by its weight (“WACC”), and to enhance the company’s total shareholder return (“TSR”) relative to food industry peers.

The determination of 2019 performance-contingent restricted stock award levels for the Named Executives was based on the Relevant Market Data, the expected allocation of value between types of equity awards, and a value of 109% of face value for both types of performance-contingent restricted stock (which represents the average of the grant date fair values for both types of awards).

The 2019 performance-contingent restricted stock agreement (the “Performance Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. The vesting of the 2019 awards occurs approximately three years from the date of grant (after the filing of our Annual Report on Form 10-K) to the extent that the vesting conditions described below are satisfied. The performance will be measured from December 30, 2018 to January 1, 2022 for ROIC-Based Performance-Contingent Restricted Stock and

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EXECUTIVE COMPENSATION

from January 1, 2019 to December 31, 2021 for TSR-Based Performance-Contingent Restricted Stock (the “Performance Period”). The decision to extend the Performance Period from two to three years was made by the compensation committee in order to enhance the long-term nature of the long-term incentive program and align to more typical market practice.

ROIC-Based Performance-Contingent Restricted Stock Awards. Similar to our last awards made in 2017, the Performance Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”), vesting will occur in the manner set forth below, if the Company’s return on invested capital (“ROIC”) exceeds its WAAC by the following levels during the Performance Period:

ROIC minus WACC	Payment Percentage (% of Target)
Less than 175 basis points	0%
175 basis points	50%
375 basis points	100%
475 basis points	125%

For performance between the levels described above, the degree of vesting is interpolated on a linear basis.

ROIC is based on the following formula:

•	net income plus after tax interest plus or minus adjustments for extraordinary, infrequent or unusual items; divided by

•	13-quarter-end average of debt plus shareholders equity.

TSR-Based Performance-Contingent Restricted Stock Awards. The Performance Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each Named Executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by Company TSR over the Performance Period, as compared to the TSR of the companies in a specified peer group (the “TSR Peer Group”).

TSR is based on the following formula:

•	stock price change plus dividends; divided by

•	beginning stock price.

For 2019, the TSR Peer Group consisted of the following 17 publicly traded packaged food and meats companies:

B&G Foods, Inc. Campbell Soup Company Conagra Brands, Inc. Dean Foods Company General Mills, Inc. The Hain Celestial Group, Inc. The Hershey Company Hormel Foods Corporation J&J Snack Foods Corp.	The J.M. Smucker Company Kellogg Company The Kraft Heinz Company Lancaster Colony Corporation McCormick & Company, Incorporated Mondelez International, Inc. Post Holdings, Inc. Treehouse Foods, Inc.

Hypothetical payouts based on the TSR for the company and each member of the TSR Peer Group are calculated at the end of each of the last four quarters of the Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

Percentile of Company TSR vs. Peer Group TSR	Payment Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change of Control. For the 2019 grants, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at the target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the company) or later, on the normal vesting date the grantee will receive a prorated number of shares based upon the retirement date and actual performance for the entire performance period. For the 2019 grants, “double-trigger” vesting applies if a change of control occurs. In addition to change of control, double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated under specific circumstances within a specified period of time following the change of control before accelerated vesting can occur.

Dividends. Dividends accrue on the restricted stock and are paid in cash to the executive on the vesting date on all shares of restricted stock that vest.

Timing of Grants. Performance-contingent restricted stock awards were granted on December 30, 2018. It is expected that this timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances, we typically do not grant equity awards to the Named Executives at other dates. The grant price of our performance-contingent restricted stock grants is the closing market price on the grant date.

2017 Awards. As disclosed previously, the ROIC Performance-Contingent Restricted Stock Award issued in 2017 vested in early 2019 at 75.0% of target as a result of Company ROIC during the two-year performance period ended December 29, 2018 exceeding Company WACC by 275 basis points.

Vesting in 2019 of the TSR-Based Performance-Contingent Restricted Stock Award issued in 2017 vested at 153.0% of target as a result of the company’s TSR from January 1, 2017 through each of the last four quarters ended December 31, 2018, placing in the 95th percentile, in the 79th percentile, in the 53rd percentile, and in the 63rd percentile for the respective quarters of the companies in the TSR Peer Group.

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EXECUTIVE COMPENSATION

Recoupment (“Clawback”) Provision

The Omnibus Plan provides the compensation committee with the flexibility to determine whether to provide for the cancellation or forfeiture of an award or bonus or the forfeiture and repayment to the company of any gain related to an award if a participant has engaged in detrimental activity. Currently, the company’s performance share award agreements provide for such cancellation, forfeiture or repayment, as applicable.

The recoupment provision provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in an overstatement of the company’s earnings or other financial measurements that were taken into consideration in awarding grants or bonuses and, as a result of such overstatement, the participant

(i) received a bonus and/or (ii) either received a grant or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or bonuses that resulted from the overstatement.

On November 15, 2019, the board adopted a standalone clawback policy (the “Clawback Policy”), which was incorporated in long-term incentive awards beginning with the 2020 grants. The Clawback Policy applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in detrimental activity.

Anti-Hedging Policy

The company’s insider trading policy prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.

RETIREMENT & OTHER POST-EMPLOYMENT BENEFITS

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Omnibus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

Pension benefits are provided to executives under the Flowers Foods, Inc. Retirement Plan No. 1 (the “Retirement Plan”). The company also provides a defined contribution benefit to executives through the 401(k) Plan and the EDCP.

Retirement Plan

The Retirement Plan is a qualified defined benefit pension plan that provides a pension upon retirement to eligible employees of participating subsidiaries (but not to employees of the company) that is based upon each year of service with the participating subsidiary until December 31, 2005. Additionally, the Retirement Plan provides a pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of the company) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the company’s spin-off from Flowers Industries, Inc., which is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. No additional years of credited service have been granted other than for actual years of credited service in the Retirement Plan.

Participation in the Retirement Plan was closed to new employees beginning January 1, 1999, and effective December 31, 2005 benefits under the Retirement Plan were frozen and no additional benefits will accrue under the Retirement Plan. The frozen pension benefit is the sum of annual credits earned during eligible employment. The basic credit formula at the time the Retirement Plan was frozen was 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) plus 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service up to 35 years. For each year of service in excess of 35 years, 1.8% of W-2 earnings (subject to certain exclusions) was credited. Earnings in any calendar year may not exceed the maximum limitations for that year as defined in the Internal Revenue Code. Certain additional fixed benefit amounts were provided for a limited group of participants in the Retirement Plan, including certain of the Named Executives.

Benefits can be paid in many forms under the terms of the Retirement Plan, including a life annuity option, joint and survivor option, period certain and life options, and a level income option. Participants who terminate or retire on or after January 1, 2016 may elect an unlimited lump sum. The payout option must be elected by the participant before benefit payments begin. Each available payout option is actuarially equivalent. Early retirement benefit payments are available to participants upon attainment of age 55 and completion of five years of vesting service. A participant’s full benefit under the Retirement Plan is payable at age 65. Benefits are reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which benefit commencement precedes age 65. The same benefits are payable upon retirement, termination, or disability with the adjustments described above for commencement before age 65 but on or after age 55. A 50% survivor annuity is payable to a participant’s spouse upon death prior to retirement. All Named Executives have fulfilled the required service period and are either eligible for early retirement benefit payments currently or will become eligible upon attainment of age 55. No payments were made to the Named Executives under the terms of the Retirement Plan during the 2019 fiscal year.

On September 28, 2018, the board of directors approved a resolution to terminate the Flowers Foods, Inc. Retirement Plan No. 1, effective December 31, 2018. The company has commenced the plan termination process and distributed a portion of the pension plan assets as lump sum payments in January 2020 with the remaining balance transferred to an insurance company in the form of a nonparticipating group annuity contract during the first quarter of 2020. Therefore, the present value of accumulated benefits as of December 28, 2019 reflect plan termination assumptions, including a 120% adjustment to the annuity values to reflect insurance pricing.

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EXECUTIVE COMPENSATION

Other Retirement Benefits

In connection with Mr. Shiver’s retirement, the company and Mr. Shiver entered into a retirement agreement and general release, pursuant to which Mr. Shiver: (i) received a retirement payment of $1,319,231, which is equivalent to one week of base salary for each year of service to the company plus 26 weeks of prorated cash bonus at 100% of Target Bonus Percentage under the company’s annual executive bonus plan; (ii) received six months of continued health care premiums under

COBRA; (iii) retained all benefits vested in accordance with their terms as of the 2019 annual meeting of shareholders (the “transition date”) under the company’s benefit programs; and (iv) continued to be eligible to participate in the company’s benefit programs until the transition date. Under the terms of the agreement, Mr. Shiver acted as a non-executive special advisor to the company through December 31, 2019.

Executive Deferred Compensation Plan

The EDCP provides additional deferred compensation opportunities to certain members of management. In particular, the EDCP allows these members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan.

The participants’ deferrals are credited to a book keeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid.

Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Interest is considered above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Amounts deemed to be credited to the EDCP on behalf of the Named Executives amounted to $448,361 in fiscal 2019.

Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon a specific date or termination of employment.

Distributions from the EDCP are made from the company’s general assets. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Change of Control Severance

We maintain change of control severance arrangements with our executives, including the Named Executives, as set forth in the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change of control, and post- employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to make such payments to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at market-level amounts, has no excise tax gross-up provisions and is consistent with current corporate governance norms (see section entitled “Potential Payments upon Termination or Change of Control” in this proxy statement for additional details). In 2015, the compensation committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and bonus.

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EXECUTIVE COMPENSATION

Executive Share Ownership Guidelines

Based on the view of the compensation committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. The guidelines for the

Named Executives, which were amended by the board of directors in February 2016, are set forth in the table below.

The holdings of each of the Named Executives are currently either at the guideline or on track to meet it, and progress toward the guidelines is reviewed annually by the nominating/corporate governance committee.

Executives subject to the guidelines must hold at least 75% of all net shares received through vesting or realized through stock option exercises until the applicable guidelines are achieved.

Named Executive	Share Ownership Guideline
President and Chief Executive Officer	6 times base salary
Chief Financial Officer and Chief Administrative Officer	3 times base salary
Chief Operating Officer	3 times base salary
Chief Legal Counsel	2 times base salary
Chief Sales Officer	2 times base salary

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a federal tax deduction by the company for compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) in excess of $1 million. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.

Compensation decisions for our Named Executives prior to 2018 were generally made after consideration of the Section 162(m) implications, but the compensation committee retained discretion to make compensation decisions in light of a variety of considerations. Based on the repeal described above and the operation of Section 162(m), compensation granted by the compensation committee may not qualify as “performance-based compensation.” The compensation committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The compensation committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract, retain and motivate the most qualified executives. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, and it is possible that awards intended to qualify as “performance-based compensation” may not so qualify.

COMPENSATION COMMITTEE REPORT

The compensation committee is responsible for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and, based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC and proxy statement for the 2020 annual meeting of shareholders.

The Compensation Committee of the Board of Directors:

Margaret G. Lewis, Chair

Benjamin H. Griswold, IV

David V. Singer

Melvin T. Stith, Ph.D.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executives, which include the former chief executive officer, chief executive officer, chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods for the fiscal years ended December 28, 2019, December 29, 2018 and December 30, 2017, except with respect to Mr. McMullian, for whom only fiscal 2019 compensation is reported because he was not a Named Executive in the prior years.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Comp. ($)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(4)	All Other Comp. ($)(5)	Total ($)
A. Ryals McMullian	2019	640,577	2,599,513		363,720	21,542	40,565	3,665,917
President and
Chief Executive Officer
Allen L. Shiver(6)	2019	400,000	4,498,931	(7)	—	130,704	1,362,833	6,392,468
Former President and	2018	1,000,000	—		281,600	35,728	89,553	1,406,881
Chief Executive Officer	2017	1,000,000	4,435,334		892,100	86,910	82,306	6,496,650
R. Steve Kinsey	2019	585,781	1,063,333		291,485	73,509	40,603	2,054,711
Chief Financial Officer and	2018	572,308	—		117,209	19,479	45,440	754,436
Chief Administrative Officer	2017	540,000	897,194		350,352	48,276	39,175	1,874,997
Bradley K. Alexander	2019	545,623	863,584		258,062	155,077	37,586	1,859,932
Chief Operating Officer	2018	540,000	—		96,768	37,858	42,827	717,453
	2017	540,000	897,194		350,352	99,375	39,200	1,926,121
Stephen R. Avera	2019	494,093	775,870		215,128	77,684	33,713	1,596,488
Chief Legal Counsel	2018	484,230	—		86,774	5,804	37,094	613,902
	2017	475,000	678,198		269,658	47,497	33,753	1,504,106
D. Keith Wheeler	2019	466,862	733,209		203,272	55,773	31,759	1,490,875
Chief Sales Officer	2018	455,424	—		81,611	1,857	34,864	573,756
	2017	421,270	601,592		239,155	34,044	25,256	1,321,317
(1)

Named Executives may elect to defer amounts into the 401(k) Plan (up to the U.S. Internal Revenue Service (“IRS”) limits) and into the EDCP. Amounts of salary deferred during fiscal 2019 were as follows:

Name	Salary Deferrals into 401(k) Plan ($)	Salary Deferrals into EDCP ($)	Total ($)
A. Ryals McMullian	19,000	52,875	71,875
Allen L. Shiver	25,000	41,923	66,923
R. Steve Kinsey	25,000	40,985	65,985
Bradley K. Alexander	25,000	133,278	158,278
Stephen R. Avera	25,000	92,773	117,773
D. Keith Wheeler	25,000	37,331	62,331
(2)

Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) made under the Omnibus Plan in 2017 and 2019 and compiled in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date. There were no performance-contingent restricted stock award grants made in 2018. See Note 19 and Note 18 to the company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal years ended December 28, 2019, and December 30, 2017, respectively, for a description of the assumptions made in the valuation of stock awards under ASC 718. Mr. Shiver forfeited his awards upon retirement. Based on the maximum allowable payout value of the ROIC-based performance-contingent restricted stock awards granted in 2019, if the maximum number of shares are earned under the Omnibus Plan for the three-year performance period ending January 1, 2022, using the price of the company’s common stock at December 27, 2019, the awards would have the following values: Mr. McMullian, $1,011,736; Mr. Kinsey, $724,768; Mr. Alexander, $588,611; Mr. Avera, $176,268; and Mr. Wheeler, $499,759. Mr. Shiver forfeited his ROIC-based performance-contingent restricted stock awards granted upon retirement. Based on the maximum allowable payout value of the TSR-based performance-contingent restricted stock awards granted in 2019, if maximum performance is achieved under the Omnibus Plan for the three-year performance period ending December 31, 2021, using the price of the company’s common stock at December 27, 2019, the awards would have the following values: Mr. McMullian, $1,618,760; Mr. Kinsey, $1,159,612; Mr. Alexander, $941,777; Mr. Avera, $282,033; and Mr. Wheeler, $799,597. Mr. Shiver forfeited his TSR-based performance-contingent restricted stock awards granted upon retirement. Due to Mr. Avera’s retirement on December 28, 2019, he will receive one-third of his stock awards granted in 2019 at the time of vesting.

(3)	Non-equity incentive plan compensation includes all performance-based cash awards under the Omnibus Plan earned by the Named Executives during the fiscal year.

(4)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Comp. Earnings” column for 2019 are as follows. Mr. McMullian was not a participant in the Retirement Plan, as he was hired after the Plan was closed to new entrants; therefore his Change in Pension Value is $0.

40    FLOWERS FOODS, INC. - 2020 Proxy Statement

EXECUTIVE COMPENSATION

Name	Change in Pension Value ($)	Above-Market Nonqualified Deferred Comp. Earnings ($)	Total ($)
A. Ryals McMullian	—	21,542	21,542
Allen L. Shiver	80,149	50,555	130,704
R. Steve Kinsey	46,442	27,067	73,509
Bradley K. Alexander	101,412	53,665	155,077
Stephen R. Avera	67,800	9,884	77,684
D. Keith Wheeler	51,668	4,105	55,773
(5)	Amounts reported in the “All Other Comp.” column for 2019 are reported in the table below.

Name	Retirement Payout ($)	Employer Contributions to Section 401(k) Plan ($)	Employer Contributions to Nonqualified Deferred Comp. Plan ($)	Total ($)
A. Ryals McMullian	—	16,800	23,765	40,565
Allen L. Shiver	1,319,231	16,800	26,802	1,362,833
R. Steve Kinsey	—	16,800	23,803	40,603
Bradley K. Alexander	—	16,800	20,786	37,586
Stephen R. Avera	—	16,800	16,913	33,713
D. Keith Wheeler	—	16,800	14,959	31,759
(6)	Mr. Shiver retired effective May 23, 2019.

(7)	Forfeited upon retirement.

PAY RATIO DISCLOSURE

Year	CEO Total Compensation ($)	Median Employee Total Compensation ($)	Ratio of CEO to Median Employee Total Compensation
2019	3,822,322	75,995	50:1

Our chief executive officer’s annual total compensation is 50 times that of the median of the annual total compensation of all our employees. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We used the following methodology in calculating the pay ratio:

1.

We included all employees active as of December 31, 2019, with the exception of our current chief executive officer, to identify the median employee. We did not include any (i) employees with 2019 compensation who were no longer active as of December 31, 2019, (ii) contract labor employees, (iii) independent distributors, (iv) leased labor employees or (v) employees hired prior to December 31, 2019 without 2019 compensation. We do not have any employees located outside of the United States.

2.

We found the median employee using 2019 gross compensation reported to the U.S. Internal Revenue Service on Form W-2 for the period of January 1, 2019 to December 31, 2019. Specifically, we used Form W-2, Box 5, Medicare Wages and Tips.

3.

In light of the chief executive officer transition that occurred in May 2019, as permitted by SEC rules, we elected to annualize our chief executive officer compensation for purposes of the pay ratio based on the compensation of Mr. McMullian, who was serving as chief executive officer on December 31, 2019. The compensation reported for the chief executive officer’s annual total compensation is from the Summary Compensation Table on page [•] of this proxy statement, annualized where practicable per SEC rules, and also includes employer-provided health and wellness benefits. The total compensation reported for the median employee is the total amount of compensation paid to the median employee during the period of January 1, 2019 to December 31, 2019 and also includes employer-provided health and wellness benefits.

FLOWERS FOODS, INC. - 2020 Proxy Statement    41

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended December 28, 2019 pursuant to incentive plans in place at Flowers Foods as of that date:

	Grant Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name and Grant		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Ryals McMullian
Non-Equity Incentive Plan Award		—	584,760	1,169,520					—
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018				—	26,200	32,750		479,198
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019				—	26,200	52,400		565,396
ROIC-Based Performance Contingent Restricted Stock Grant	05/23/2019				—	11,030	13,788		254,572
TSR-Based Performance Contingent Restricted Stock Grant	05/23/2019				—	11,030	22,060		300,347
Time-Based Restricted Stock Units	05/23/2019				—			43,330	1,000,000
Allen L. Shiver
Non-Equity Incentive Plan Award(2)		—	1,100,000	2,200,000					—
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/30/2018				—	112,840	141,050		2,063,844
TSR-Based Performance Contingent Restricted Stock Grant(2)	1/1/2019				—	112,840	225,680		2,435,087
R. Steve Kinsey
Non-Equity Incentive Plan Award		—	468,625	937,250					—
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018				—	26,670	33,338		487,794
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019				—	26,670	53,340		575,539
Bradley K. Alexander
Non-Equity Incentive Plan Award		—	414,890	829,780					—
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018				—	21,660	27,075		396,161
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019				—	21,660	43,320		467,423
Stephen R. Avera
Non-Equity Incentive Plan Award		—	345,865	691,730					—
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018				—	19,460	24,325		355,923
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019				—	19,460	38,920		419,947
D. Keith Wheeler
Non-Equity Incentive Plan Award		—	326,804	653,608					—
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018				—	18,390	22,988		336,353
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019				—	18,390	36,780		396,856

42    FLOWERS FOODS, INC. - 2020 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Under the terms of the Omnibus Plan, bonuses are awarded based on the achievement of a specified EBITDA goal.

(2)	Forfeited upon retirement on May 23, 2019.

(3)	Grant date fair value of performance-contingent restricted stock compiled in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table details all equity awards granted and outstanding as of December 28, 2019, the company’s most recent fiscal year end:

		Stock Awards
Name and Grants	Grant Date for Equity- Based Awards(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A. Ryals McMullian
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018			26,200	569,588
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019			26,200	569,588
ROIC-Based Performance Contingent Restricted Stock Grant	05/23/2019			11,030	239,792
TSR-Based Performance Contingent Restricted Stock Grant	05/23/2019			11,030	239,792
Time-Based Restricted Stock Units	05/23/2019	43,330	941,994	—	—
Allen L. Shiver
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018			—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	1/1/2019			—	—
R. Steve Kinsey
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018			26,670	579,806
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019			26,670	579,806
Bradley K. Alexander
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018			21,660	470,888
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019			21,660	470,888
Stephen R. Avera
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018			19,460	423,060
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019			19,460	423,060
D. Keith Wheeler
ROIC-Based Performance Contingent Restricted Stock Grant	12/30/2018			18,390	399,799
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2019			18,390	399,799

FLOWERS FOODS, INC. - 2020 Proxy Statement    43

EXECUTIVE COMPENSATION

(1)

The performance measurement periods for the 2019 ROIC-Based Performance-Contingent Restricted Stock awards and the 2019 TSR-Based Performance-Contingent Restricted Stock awards run from December 30, 2018 to January 1, 2022 and from January 1, 2019 to December 31, 2021, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2021 fiscal year.

(2)	Achievement to date at the threshold level, based on December 27, 2019 closing market price of $21.74 for Flowers Foods’ common stock.

(3)

112,840 shares of ROIC-based performance-contingent restricted stock and 112,840 shares of TSR-based performance-contingent restricted stock granted on December 30, 2018. Forfeited upon retirement on May 23, 2019.

STOCK VESTED

The following table details vesting of all restricted stock awards during the fiscal year ended December 28, 2019.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. Ryals McMullian(1)	4,924	103,306
Allen L. Shiver(2)	233,654	4,902,061
R. Steve Kinsey(3)	47,263	991,578
Bradley K. Alexander(4)	47,263	991,578
Stephen R. Avera(5)	35,727	749,552
D. Keith Wheeler(6)	31,692	664,898
(1)

Mr. McMullian was granted 4,320 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 4,924 shares.

(2)

Mr. Shiver was granted 204,960 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 233,654 shares.

(3)

Mr. Kinsey was granted 41,460 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 47,263 shares.

(4)

Mr. Alexander was granted 41,460 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 47,263 shares.

(5)

Mr. Avera was granted 31,340 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 35,727 shares.

(6)

Mr. Wheeler was granted 27,800 shares of performance-contingent restricted stock on January 1, 2017 under the Omnibus Plan. This award vested on February 21, 2019. Because the company met certain performance criteria at 100% of target (75% of target for ROIC-based performance-contingent restricted stock awards and 153% of target for TSR-based performance-contingent restricted stock awards), this award was increased to 31,692 shares.

PENSION BENEFITS

The following table details the number of years of service credited and the present value of the accumulated benefits as of the December 28, 2019 measurement date related to the Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)
A. Ryals McMullian(2)	Retirement	—	—
Allen L. Shiver	Retirement	24	599,398
R. Steve Kinsey	Retirement	13	270,606
Bradley K. Alexander	Retirement	25	646,078
Stephen R. Avera	Retirement	16	479,422
D. Keith Wheeler	Retirement	16	277,343

44    FLOWERS FOODS, INC. - 2020 Proxy Statement

EXECUTIVE COMPENSATION

Amounts reported above as the actuarial present value of accumulated benefits under the Retirement Plan are computed using the discount rate and mortality assumptions that the company applies to amounts reported in its financial statement disclosures as of December 28, 2019 and are assumed to be payable at age 65. The discount rate is based on the US RATE: Link 40th-90th yield curve. The mortality assumption for benefits assumed to be paid as an annuity is the RP-2018 Annuitant Mortality Table with 130.0% multiplier and MP-2018 mortality improvement scale. An additional 20% load/adjustment to the present value of benefits assumed to be paid as an annuity was included to reflect expected third-party insurance pricing as part of the pension plan termination. The mortality assumption for benefits assumed to be paid as a lump sum is based on IRS prescribed mortality rates for lump sum payments in the current year.

No benefits or payments were made to any of the Named Executives in 2019 under the Retirement Plan.

(1)	Credited service does not match actual service because the plan was frozen as of December 31, 2005.

(2)	Mr. McMullian was not a participant in the Retirement Plan, as he was hired after the Plan was closed to new entrants.

NONQUALIFIED DEFERRED COMPENSATION

Name	Employee Contributions in FY 2019 ($)(1)	Employer Contributions in FY 2019 ($)(2)	Aggregate Earnings in FY 2019 ($)(3)	Aggregate Withdrawals/ Distributions in FY 2019 ($)	Aggregate Balance at 12/28/2019 ($)(4)
A. Ryals McMullian	52,875	23,765	41,470	—	732,780
Allen L. Shiver	41,923	26,802	97,329	253,356	1,409,356
R. Steve Kinsey	40,985	23,803	52,112	—	909,459
Bradley K. Alexander	133,278	20,786	103,245	—	1,794,795
Stephen R. Avera	92,773	16,913	19,195	38,971	363,490
D. Keith Wheeler	37,331	14,959	7,982	—	166,963
(1)	Amounts shown are deferrals of 2019 salary earned.

(2)	Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2019 fiscal year.

(3)

Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table as “Nonqualified Deferred Compensation Earnings” for the 2019 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table is as follows: Mr. McMullian $21,542; Mr. Shiver $50,555; Mr. Kinsey $27,067; Mr. Alexander $53,665; Mr. Avera $9,884; and Mr. Wheeler $4,105.

(4)

The cumulative portion of the aggregate balance at December 28, 2019 reported in the Summary Compensation Table for all years prior to 2019 is as follows: Mr. McMullian $0; Mr. Shiver $939,984; Mr. Kinsey $561,891; Mr. Alexander $423,550; Mr. Avera $106,783; and Mr. Wheeler $56,545.

FLOWERS FOODS, INC. - 2020 Proxy Statement    45

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE OF CONTROL

Payments Made Upon Termination Following a Change of Control

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is/was entitled to the following payments:

•	an amount equal to three times (in the case of Messrs. McMullian and Shiver) and two times (in the case of Messrs. Kinsey, Alexander, Avera and Wheeler) the executive’s annual base salary and target bonus award under the Omnibus Plan at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•	a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•	up to $25,000 of outplacement services for up to one year following termination.

Prior to August 15, 2019, pursuant to the terms of the Change of Control Plan, upon the attainment of age 65, the multiples applicable to a Named Executive’s annual base salary and target bonus award under the Omnibus Plan were reduced to one times such amounts. The Change of Control Plan was amended to eliminate this provision effective August 15, 2019.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to the “best net” amount, representing either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

In 2015, the compensation committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and bonus.

The following events would constitute a change of control under the Change of Control Plan:

•	any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•	all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•	a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board of directors on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•	the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•	the six-month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one-year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company.

Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

46    FLOWERS FOODS, INC. - 2020 Proxy Statement

EXECUTIVE COMPENSATION

Payments Made Upon Death or Disability, Retirement or Change of Control

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•	immediate vesting in all unvested stock options, of which currently there are none;

•	in the cases of death or disability, immediate vesting in the 2019 performance-contingent restricted stock award at target amount; and

•	in the case of retirement, for the 2019 award of performance- contingent restricted stock, at the normal vesting date a prorated award based upon the retirement date and actual performance (for purposes of the calculations that follow, if actual results are unknown, target values are used).

All equity awards granted under the Omnibus Plan include a double-trigger vesting mechanism upon a change of control.

Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive, except Mr. Shiver, upon death, disability, or retirement, a change of control without termination or termination in connection with a change of control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on December 27, 2019, the last business day of fiscal 2019. Values in the tables for equity-based awards are calculated using the closing market price of $21.74 of the company’s common stock on December 27, 2019.

Name	Death/ Disability ($)	Retirement ($)	Change of Control Without Termination ($)	Termination Following Change of Control(1) ($)
A. Ryals McMullian
Cash Severance	—	—	—	4,200,000
Equity Payout	2,560,755	N/A	—	2,560,755
Other Benefits(2)	—	—	—	55,341
TOTAL	2,560,755	N/A	—	6,816,096
Allen L. Shiver(3)
Cash Severance	N/A	1,319,231	—	N/A
Equity Payout	N/A	—	—	N/A
Other Benefits(2)	—	—	—	N/A
TOTAL	N/A	1,319,231	—	N/A
R. Steve Kinsey
Cash Severance	—	—	—	2,121,750
Equity Payout	1,159,612	386,537	—	1,159,612
Other Benefits(2)	—	—	—	49,136
TOTAL	1,159,612	386,537	—	3,330,498
Bradley K. Alexander
Cash Severance	—	—	—	1,980,000
Equity Payout	941,777	313,926	—	941,777
Other Benefits(2)	—	—	—	49,136
TOTAL	941,777	313,926	—	2,970,913
Stephen R. Avera(4)
Cash Severance	—	—	—	1,690,225
Equity Payout	846,121	282,040	—	846,121
Other Benefits(2)	—	—	—	54,210
TOTAL	846,121	282,040	—	2,590,556
D. Keith Wheeler
Cash Severance	—	—	—	1,597,068
Equity Payout	799,597	266,532	—	799,597
Other Benefits(2)	—	—	—	48,161
TOTAL	799,597	266,532	—	2,444,826
(1)	In addition to amounts payable under the Change of Control Plan, each Named Executive is entitled to his pro rata share of any award earned under the Omnibus Plan in the year of termination.

(2)

Other Benefits includes the estimated cost of outplacement services and a lump sum amount equal to 18 months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

(3)

Upon Mr. Shiver’s retirement, Mr. Shiver: (i) received a retirement payment of $1,319,231, which is equivalent to one week of base salary for each year of service to the company plus 26 weeks of prorated cash bonus at 100% of Target Bonus Percentage under the company’s annual executive bonus plan; (ii) received six months of continued health care premiums under COBRA; and (iii) retained all benefits vested in accordance with their terms as of the transition date under the company’s benefit programs.

(4)	Mr. Avera retired from his position as chief legal counsel at the end of 2019. He will receive an equity payout upon the vesting of his awards.

FLOWERS FOODS, INC. - 2020 Proxy Statement    47

AUDIT COMMITTEE REPORT

The audit committee oversees, among other things, the accounting and financial reporting processes of the company, the audit of the company’s consolidated financial statements, the company’s compliance with legal and regulatory requirements, the effectiveness of the company’s internal control over financial reporting, the qualifications, independence and performance of the company’s independent registered public accounting firm and the performance of the company’s internal auditors.

The audit committee operates under a written charter adopted by the board of directors. It is available on the company’s website at https://www.flowersfoods.com/investors/corporate-governance/governance-documents. The charter, which was last amended effective August 16, 2019, is reviewed at least annually by the audit committee and is amended by the board of directors, as appropriate, to reflect the evolving role of the audit committee.

In 2019, the audit committee held nine meetings. Meeting agendas are established by the chair of the audit committee, in consultation with the other committee members, the independent auditors and the appropriate officers of the company. The audit committee’s meetings include, whenever appropriate, executive sessions in which the audit committee meets as a committee and also separately with management, the internal auditors and the independent auditors.

During 2019, the audit committee fulfilled its duties and responsibilities as outlined in the charter. Among other things, the audit committee:

•	Met with the senior members of the company’s financial management team at each regularly scheduled meeting;

•	Reviewed and discussed with management and the independent auditors the company’s earnings and other financial press releases and annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;

•	Received periodic updates from management regarding management’s process to assess the adequacy of the company’s internal control over financial reporting and management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•	Reviewed and discussed with management, the internal auditors and the independent auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and the independent auditors’ opinion about the effectiveness of the company’s internal control over financial reporting;

•	Reviewed and discussed with management, the internal auditors and the independent auditors, as appropriate, the plans for, and the scope of, the company’s annual audit and other examinations;

•	Met in periodic executive sessions with certain members of management, the internal auditors and the independent auditors to discuss the results of their examinations, their assessments of the company’s internal control over financial reporting and the overall integrity of the company’s financial statements;

•	Reviewed and discussed with management the company’s major financial risk exposures, including risks related to information technology and cybersecurity, the steps management has taken to monitor and control these exposures, and the company’s enterprise risk management activities generally;

•	Reviewed and discussed with management, the chief financial officer, the internal auditors and the independent auditors the company’s performance with respect to legal, regulatory and ethical compliance programs, including the overall adequacy and effectiveness of the company’s code of business conduct and ethics;

•	Reviewed and discussed with management and the independent auditors the company’s legal affairs, including, among other things, ongoing litigation and the U.S. Department of Labor’s compliance review under the Fair Labor Standards Act;

•	Reviewed and discussed with management reports and disclosures of insider and related- party transactions;

•	Discussed with the board of directors and senior management the importance of maintaining and fostering a culture and tone of compliance generally and in particular with respect to internal controls and financial reporting;

•	Reviewed and evaluated the performance of the company’s independent registered public accounting firm based on the audit quality, performance, compensation and independence of PricewaterhouseCoopers LLP (“PwC”); and

•	Received regular updates from management regarding Project Centennial.

2019 Audited Financial Statements

The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended December 28, 2019 with the company’s management and PwC, the company’s independent registered public accounting firm for the fiscal year ended December 28, 2019. Management represented to the audit committee that the company’s audited consolidated financial statements were prepared in accordance with GAAP. The audit committee has reviewed and discussed with management, the internal auditors and PwC the results of their examinations and their assessments of the company’s internal control over financial reporting and discussed with senior officers of the company the processes undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s system of disclosure controls and procedures. The audit committee has also discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”), including the auditors’ evaluation of the quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for filing with the SEC.

48    FLOWERS FOODS, INC. - 2020 Proxy Statement

AUDIT COMMITTEE REPORT

Independent Auditor Selection and Evaluation

In 2019, the audit committee discussed the continued retention of PwC as our independent registered public accounting firm; evaluated the quality of the annual audit; and, the performance of the audit engagement partner. Noting the long tenure of 51 years that PwC has audited the company’s consolidated financial statements, the audit committee:

•	Carefully considered PwC’s controls and policies for maintaining independence. including receiving and reviewing the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence.

•	Evaluated the institutional knowledge that is gained from the continued retention of PwC;

•	Monitored and restricted the scope of non-audit services provided by PwC to the company including having a pre-approval process for engagement all non-audit work;

•	Evaluated compliance with the company’s hiring policies to not hire resources from PwC;

•	Provided oversight to PwC by meeting nine times throughout the year, including executive sessions;
•	Received a report from PwC regarding its internal evaluation of audit quality;

•	Reviewed and discussed the quality of the audit with management and the internal auditors;

•	Monitored Public Company Accounting Oversight Board reports and peer reviews; and

•	Evaluated the performance of the audit engagement partner, considering the overall quality of the planning, execution and communication of results of the audit, timeliness of the audit and service commitments and the fee structure for the services provided. The independent auditor rotates the audit engagement partner every five years. In 2018, the audit committee, working together with PwC and management, selected a new audit engagement partner.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors the continued retention of PwC as the company’s independent registered public accounting firm.

The Audit Committee of the Board of Directors:

James T. Spear, Chair

Rhonda Gass

C. Martin Wood III

FLOWERS FOODS, INC. - 2020 Proxy Statement    49

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring shareholder action. Proposal I proposes the election of eight director-nominees to the board of directors. Proposal II requests an advisory vote on the compensation of the Named Executives. Proposal III requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending January 2, 2021. Proposal IV concerns a management proposal to amend the company’s articles and bylaws to reduce supermajority vote requirements, including the supermajority vote threshold to call a special meeting. Each of the proposals is discussed in more detail below.

PROPOSAL I	ELECTION OF DIRECTORS

Background information concerning each of our director-nominees is provided above under the section entitled “Directors and Corporate Governance.” Pursuant to the company’s bylaws and resolutions adopted by the board of directors, the size of the board of directors will be set at eight immediately following the 2020 annual meeting of shareholders.

The following nominees are proposed for election as directors to serve until the 2021 annual shareholder meeting:

•	George E. Deese

•	Rhonda Gass

•	Benjamin H. Griswold, IV

•	Margaret G. Lewis
•	A. Ryals McMullian

•	James T. Spear

•	Melvin T. Stith, Ph.D.

•	C. Martin Wood III

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, the board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

Each of the eight nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “for” a director-nominee must exceed the number of shares voted “against” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “for” votes, which is described in our corporate governance guidelines.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

50    FLOWERS FOODS, INC. - 2020 Proxy Statement

PROPOSAL II	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

At our 2019 annual meeting of shareholders, more than 97% of the shares voted were cast in support of the company’s executive compensation program.

As described in the Compensation Discussion and Analysis section of this proxy statement, the compensation committee evaluates both performance and compensation to ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance.

Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section of this proxy statement, include:

•	pay opportunities that are:

–	appropriate to the size of the company when compared to peer companies; and

–	heavily performance-based using multiple internal and stock-based performance measures;

•	disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentives program:

–	that is entirely performance-based and aligned with shareholder interests through links to stock performance and measurement of our ROIC performance versus our cost of capital; and

–	whose payout potentials are capped at conservative levels;

•	an enhanced clawback policy that allows for recoupment of incentives in certain situations;

•	double-trigger equity vesting upon a change of control;

•	no backdating or repricing of stock options;

•	stock ownership guidelines for executives and directors;

•	no perquisites; and

•	no employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation committee, the board of directors or the company. However, the compensation committee and the board of directors value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

Vote Required

Proposal II requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal II.

FLOWERS FOODS, INC. - 2020 Proxy Statement    51

PROPOSAL III	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021. The board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the 2020 annual meeting of shareholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021, the audit committee will reconsider the appointment.

Fiscal 2019 and Fiscal 2018 Audit Firm Fee Summary

During fiscal 2019 and fiscal 2018, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $4,029,000 in 2019 and $3,487,000 in 2018, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and accounting consultants in both years.

Audit Related Fees. Fees for audit related services totaled approximately $102,000 in 2019 and $155,000 in 2018. Audit related services principally include services related to audits of certain employee benefit plans in both years and accounting consultations in 2018.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $526,000 in 2019 and $712,000 in 2018.

All Other Fees. Fees for all other services not described above totaled approximately $2,000 in 2019 and 2018, related to a software licensing agreement in both years.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal III requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal III.

52    FLOWERS FOODS, INC. - 2020 Proxy Statement

PROPOSAL IV	MANAGEMENT PROPOSAL TO REDUCE SUPERMAJORITY VOTE REQUIREMENTS, INCLUDING THE SUPERMAJORITY THRESHOLD REQUIRED TO CALL A SPECIAL MEETING

The board of directors unanimously recommends that you vote “FOR” the amendments to our articles and bylaws to replace each voting requirement that calls for approval by 66-2/3% of outstanding shares with a majority of outstanding shares, and reduce the 75% ownership threshold to call a special meeting to 25% of outstanding shares, subject to certain requirements.

Background

At our 2019 annual meeting of shareholders, shareholders approved an advisory proposal that requested our board of directors to take the steps necessary to replace any voting requirements in the articles and bylaws that call for a greater than simple majority vote of shareholders with a requirement for a majority of the votes cast “for” and “against” applicable proposals, or a simple majority in compliance with applicable laws. While the shareholder proposal last year did not receive sufficient votes to implement the change, it did receive a majority vote of outstanding shares.

The board of directors has considered the advantages and disadvantages of the company’s voting requirements on numerous occasions. In this regard, the board of directors has consistently determined that the retention of a supermajority vote standard for certain extraordinary matters is the best way to ensure that the interests of all shareholders are fully protected. The board of directors has consistently concluded that fundamental changes to corporate governance should have the support of a broad consensus of the company’s shareholders rather than just a simple majority, and that supermajority vote requirements protect shareholders against the potentially self-interested actions of short-term investors and facilitate corporate governance stability. The board of directors has also historically concluded that the company’s existing supermajority voting provisions encourage persons or firms making unsolicited takeover proposals to negotiate directly with the board of directors, which provides the board of directors with increased leverage to negotiate the best possible return for shareholders, and which prevents the use of potentially coercive or abusive takeover tactics.

Following the 2019 annual meeting of shareholders, our board of directors and management team reached out to shareholders representing approximately 43% of the outstanding shares and held meetings with shareholders holding about 34% of our outstanding shares, in each case, discussing our governance practices generally and our supermajority vote provisions in particular. After speaking with, and listening to input from our shareholders, the board of directors is aware that certain shareholders and institutions disagree. Many shareholders believe that a majority voting standard will provide shareholders with a greater voice in matters impacting a corporation, and that a majority vote should be sufficient for any corporate action requiring shareholder approval, regardless of the considerations outlined above. This proposal reflects the board of directors’ determination to respond to, and address, feedback received from shareholders during the engagement process and enhance accountability to shareholders. Informed in part by our shareholder engagement over the past year, the board of directors has decided to present this proposal in order to respond to the feedback from our shareholders, to continue our strong forward-leaning corporate governance structure and to act in the best interests of the company and our shareholders.

Proposed Amendments

After careful consideration of the foregoing, the board of directors has determined that it would be in the best interests of the company and our shareholders to amend the company’s articles and bylaws to replace each voting requirement that calls for approval by 66-2/3% of outstanding shares with a majority of outstanding shares, and to reduce the 75% ownership threshold to call a special meeting to 25% of outstanding shares, subject to the requirements and procedures set forth in the proposed amendments to the bylaws attached as Appendix C.

If approved, this proposal would eliminate all provisions in the company’s articles and bylaws that require approval by 66-2/3% of outstanding shares. These provisions include:

•	amendments to the articles;

•	amendments to the bylaws; and

•	removal of, and determination of the authorized number of, directors.

Upon approval of this proposal, each of the above matters would require the affirmative vote of a majority of the voting power of the then outstanding shares of all classes of capital stock of the company entitled to vote. The board of directors considered a voting standard requiring a simple majority of votes cast for or against a proposal, but was concerned this standard would leave the company more vulnerable to a single shareholder or small group of shareholders implementing significant corporate governance changes. For example, under a simple majority standard, if only a majority of the shares entitled to vote on a matter are present at a meeting of shareholders (which is enough to establish a quorum), as little as 25.1% of the company’s total voting power could implement governance changes or approve a number of other amendments or corporate actions that could negatively impact the company and its shareholders. Given the composition of the company’s shareholder base, the board of directors believes a “majority

FLOWERS FOODS, INC. - 2020 Proxy Statement    53

PROPOSAL IV

of outstanding shares” standard is most appropriate for the company and its shareholders, will enhance corporate governance and will enable our board of directors to pursue long-term corporate strategies for the benefit of its shareholders overall, as compared to a simple majority of votes cast standard.

In addition to these modifications to the provisions that include a 66-2/3% vote requirement, the proposed amendments would also substantially reduce the current supermajority 75% ownership threshold to call a special meeting to 25% of outstanding shares, provided that the shares of common stock are determined to be “Net Long Shares” (as defined in the proposed amendments to the bylaws) that have been held continuously for at least one year prior to the special meeting request, along with specified procedural requirements and limitations.

The board of directors recognizes that the ability of shareholders to call special meetings at a lesser percentage threshold is increasingly considered an important aspect of good corporate governance. Nevertheless, special meetings are expensive, time-consuming and potentially disruptive to the company. Based on feedback from our shareholders, the board of directors believes that a 25% threshold for the right to call special meetings, which is below the simple majority requested in the shareholder proposal approved at the 2019 annual meeting of shareholders, strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small group of shareholders, including shareholders with special interests, could call special meetings to promote agenda items relevant to particular constituencies as opposed to shareholders generally.

The board of directors and management also carefully considered the ownership threshold for a shareholders’ right to act by written consent as a part of the engagement and outreach discussed above. In particular, following our discussions with shareholders, the company believes that shareholder meetings provide an important forum for shareholders to present, discuss and vote on proposals on an informed basis. Reducing the current 75% ownership threshold to shareholders’ right to act by written consent to a majority of outstanding shares would allow just 51% of outstanding shares to take significant corporate action without any prior notice to the company, and without giving all of our shareholders an opportunity to consider, deliberate and vote on shareholder actions that may have important ramifications for both the company and our shareholders. In addition, we would note that more than 30% and 25% of all S&P 500 and Russell 3000 companies, respectively, do not have any right to act by written consent, let alone a right to act by written consent by a majority of outstanding shares. Based on feedback received from shareholders during the engagement process, we believe the current 75% ownership threshold for shareholders’ right to act by written consent is in the best interests of our company and our shareholders given our current governance practices and the proposed amendments discussed in this Proposal IV.

This summary of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments to the articles and bylaws attached as Appendix B and Appendix C, respectively, to this proxy statement, with deletions indicated by strike outs and additions indicated by double underlining.

Vote Required

Proposal IV requires the affirmative vote of the holders of 66-2/3% of the shares of our outstanding common stock.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal IV.

54    FLOWERS FOODS, INC. - 2020 Proxy Statement

2021 SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2021 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December [•], 2020.

If you wish to present a proposal before the 2021 annual meeting of shareholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our bylaws. We must receive your shareholder proposal at the address noted below no earlier than January 21, 2021 and no later than February 20, 2021. If your proposal is not properly brought before the 2021 annual meeting of shareholders in accordance with our bylaws, the chairman of the board of directors may declare such proposal not properly brought before the 2021 annual meeting of shareholders, and it will not be acted upon.

Any proposals or notices should be sent to:

Stephanie B. Tillman

Chief Legal Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the company to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. The company did not household materials for the 2020 annual meeting of shareholders. If the company households materials for future meetings, then only one copy of the company’s annual report and proxy statement will be sent to multiple shareholders of the company who share the same address and last name, unless the company has received contrary instructions from one or more of those shareholders. In addition, the company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the 2020 annual meeting of shareholders. For voting purposes, a separate proxy card will be included for each account at the shared address. The company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any shareholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the company’s Investor Relations Department (a) by mail at 1919 Flowers Circle, Thomasville, GA 31757, (b) by telephone at (229) 226-9110, or (c) by e-mail at lhay@flowersfoods.com. You may also contact your bank, broker or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of the company’s annual report and proxy statement may request delivery of a single copy by contacting the company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

FLOWERS FOODS, INC. - 2020 Proxy Statement    55

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). However, from time to time, the company may present in its public statements, press releases and filings with the Securities and Exchange Commission, non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted common share to measure the performance of the company and its operating divisions (collectively, the “Non-GAAP Measures”). EBITDA is used as the primary performance measure in the company’s annual executive bonus plan. The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

The company defines adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share, respectively, to exclude additional costs that we consider important to present to investors. These costs include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities, certain impairment charges, legal settlements and other non-recurring expenses. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results.

These Non-GAAP Measures are measures of performance not defined by GAAP and should be considered in addition to, not in lieu of, GAAP reported measures. These Non-GAAP Measures should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating these Non-GAAP Measures may differ from the methods used by other companies, and, accordingly, may not be comparable to similarly titled measures used by other companies. The reconciliations below provide a reconciliation of the Non-GAAP Measures used in this proxy statement to the most comparable GAAP financial measure.

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2019
Net income	$164,538
Income tax expense	$47,545
Interest expense, net	$11,097
Depreciation and amortization	$144,228

EBITDA	$367,408
Restructuring and related impairment charges	$23,524
Executive retirement agreement	$763
(Recovery) on inferior ingredients	$(37)
Project Centennial consulting costs	$784
Legal settlements	$28,014
Other pension costs	$2,248
Acquisition-related costs	$22

Adjusted EBITDA	$422,726
MARGIN	10.3%

A-1    FLOWERS FOODS, INC. - 2020 Proxy Statement

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2018
Net income	$157,160
Income tax expense	$40,001
Interest expense, net	$7,931
Depreciation and amortization	$144,124

EBITDA	$349,216
Restructuring and related impairment charges	$9,767
Pension plan settlement loss	$7,781
Loss on inferior ingredients	$3,212
Project Centennial consulting costs	$9,723
Legal settlements	$21,452
Acquisition-related costs	$4,476
Non-restructuring impairment costs	$3,516
Multi-employer pension plan withdrawal costs	$2,322

Adjusted EBITDA	$411,465
MARGIN	10.4%

Net Income Per Diluted Common Share to Adjusted Net Income Per Diluted Common Share

	2019
Earnings per diluted common share		$0.78
Restructuring and related impairment charges		$0.08
Executive retirement agreement	$	NM
(Recovery) on inferior ingredients	$	NM
Project Centennial consulting costs	$	NM
Legal settlements		$0.10
Acquisition-related costs	$	NM
Adjusted earnings per diluted share		$0.96

NM – Not meaningful.

Net Income Per Diluted Common Share to Adjusted Net Income Per Diluted Common Share

2018
Earnings per diluted common share	$0.74
Restructuring and related impairment charges	$0.03
Pension plan settlement loss	$0.03
Loss on inferior ingredients	$0.01
Project Centennial consulting costs	$0.03
Legal settlements	$0.08
Acquisition-related costs	$0.02
Non-restructuring impairment costs	$0.01
Multi-employer pension plan withdrawal costs	$0.01
Impact of the Tax Cuts and Jobs Act	$(0.03)
Adjusted earnings per diluted share	$0.94

Certain amounts may not compute due to rounding.

FLOWERS FOODS, INC. - 2020 Proxy Statement    A-2

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Net Income to Adjusted Net Income

(Dollars in Thousands)	2019
Net income	$164,538
Restructuring and related impairment charges	$17,584
Executive retirement agreement	$570
(Recovery) on inferior ingredients	$(28)
Project Centennial consulting costs	$586
Legal settlements	$21,063
Acquisition-related costs	$16
Adjusted net income	$204,329

Net Income to Adjusted Net Income

(Dollars in Thousands)	2018
Net income	$157,160
Restructuring and related impairment charges	$7,301
Pension plan settlement loss	$5,816
Loss on inferior ingredients	$2,401
Project Centennial consulting costs	$7,268
Legal settlements	$16,035
Acquisition-related costs	$3,346
Non-restructuring impairment costs	$2,628
Multi-employer pension plan withdrawal costs	$1,736
Impact of the Tax Cuts and Jobs Act	$(5,575)
Adjusted net income	$198,116

A-3    FLOWERS FOODS, INC. - 2020 Proxy Statement

APPENDIX B (PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION)

Attached as Appendix B is the text of the Company’s Amended and Restated Articles of Incorporation as proposed by Proposal IV. Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

FLOWERS FOODS, INC.,

(As amended through ~~June 5~~ [•], ~~2015~~2020)

I.

The name of the corporation is Flowers Foods, Inc. (the “Corporation”).

II.

SECTION 1. Authorized Capital Stock. The Corporation shall have the authority to issue not more than five hundred one million (501,000,000) shares of capital stock consisting of five hundred million (500,000,000) shares of Common Stock having a par value of $.01 per share, and one million (1,000,000) shares of Preferred Stock of which: (i) two hundred thousand (200,000) shares shall be designated Series A Junior Participating Preferred Stock, having a par value per share of $100 (the “Series A Preferred Stock”) and (ii) eight hundred thousand (800,000) shares of preferred stock, having a par value per share of $0.01 (the “Preferred Stock”) to be issued in one or more series, in the manner provided below.

The Board of Directors is hereby authorized to issue the shares of undesignated Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

SECTION 2. Voting Entitlement. A holder of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders for each share of the Common Stock held of record by such holder as of the record date for such meeting. Except as may be provided by applicable law, in these Articles of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

SECTION 3. Preemptive Rights. No holder of shares of any class of stock shall have preemptive rights, and the Corporation shall have the right to issue and to sell any shares of its Common Stock without first offering such shares to any holder of shares of Common Stock of the Corporation.

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APPENDIX B (PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION)

III.

SECTION 1. Designation and Amount. There shall be a series designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 200,000 and such series shall have the rights and preferences and limitations set forth below.

SECTION 2. Dividends and Distributions.

(a) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the payment date of any quarterly dividend for the Common Stock, or if there should be no such payment date, then on the 45th day after the end of each fiscal quarter (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $50 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be automatically adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be automatically adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one voting group on all matters submitted to a vote of shareholders of the Corporation.

(c) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

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APPENDIX B (PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION)

SECTION 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(4) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be automatically adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7. Consolidation, Merger etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

SECTION 9. Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation‘s Preferred Stock outstanding on the date hereof and to all such other series that specifically provide that they shall rank senior to the Series A Preferred Stock.

FLOWERS FOODS, INC. - 2020 Proxy Statement    B-3

APPENDIX B (PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION)

SECTION 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IV.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

V.

The Board of Directors shall have the power to make, amend and repeal the Bylaws of the Corporation. Any Bylaws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such Bylaw so made or amended) or by the shareholders in the manner provided in the Bylaws of the Corporation~~.~~ or by applicable law. The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of the holders of at least ~~66-2/3%~~a majority of the voting power of the then outstanding shares of Common Stock shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article V.

VI.

Any action required or permitted to be taken by the shareholders of the Corporation ~~must~~may be effected at a duly called annual or special meeting of shareholders of the Corporation or by the consent in writing of the holders of at least 75% of the voting power of the then outstanding shares of Common Stock entitled to vote on the action. Special meetings of shareholders of the Corporation may be called only ~~by~~in the ~~Chairman of the Board of Directors, or by the Chairman of the Board of Directors or the Secretary within 10 days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies or upon receipt of the written request of the holders of at least 75% of the voting power of the then outstanding shares of Common Stock~~manner provided for in the Bylaws. At any annual meeting or special meeting of shareholders of the Corporation, only such business shall be conducted or considered as shall have been brought before such meeting in the manner provided in these Articles of Incorporation or the Bylaws of the Corporation. ~~Notwithstanding anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of at least 66-2/3% of the voting power of the then outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with this Article VI.~~

VII.

SECTION 1. Number, Election and Terms of Directors. The number of the Directors of the Corporation shall not be less than 3 nor more than 16 and shall be fixed from time to time in the manner described in the Bylaws.

~~Beginning at the 2015 annual meeting of shareholders, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of shareholders; at the 2016 annual meeting of shareholders, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of shareholders; and at the 2017 annual meeting of shareholders and~~At each annual meeting of shareholders ~~thereafter~~, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders and until such Director’s successor shall have been elected and qualified.

Elections of Directors need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the then outstanding shares of Common Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected. A nominee for Director shall be elected by the vote of the majority of the votes cast with respect to that nominee’s election at any meeting held for the election of Directors at which a quorum is present, provided, however, that if the number of nominees exceeds the number of Directors to be elected, the nominees receiving the greatest number of votes (up to the number of Directors to be elected) shall be elected. For purposes of the preceding sentence, a “majority of the votes cast” means that the number of shares of Common Stock voted “for” a nominee’s election exceeds the number of shares of Common Stock voted “against” that nominee’s election.

SECTION 2. Nomination of Director Candidates. Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

SECTION 3. Newly Created Directorships and Vacancies. Unless otherwise required by applicable law, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected by reason of an increase in the number of Directors shall be elected only for

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APPENDIX B (PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION)

a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of such Director’s successor. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

SECTION 4. Removal. Unless otherwise required by applicable law, any Director ~~serving for a term expiring at the third annual meeting of shareholders following the election of such Director shall be removable only for cause, and all other Directors, including all Directors elected at the 2017 annual meeting of shareholders and thereafter,~~ shall be removable either with or without cause. At any annual meeting or special meeting of the shareholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, unless otherwise required by applicable law, the affirmative vote of the holders of ~~at least 66-2/3%~~a majority of the voting power of the then outstanding Common Stock shall be required to remove such Director or Directors.

SECTION 5. Amendment, Repeal, Etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, unless otherwise required by applicable law, the affirmative vote of at least ~~66-2/3%~~a majority of the voting power of the then outstanding Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

VIII.

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual Directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such Directors deem pertinent; provided, however, that this Article VIII shall be deemed solely to grant discretionary authority to the Directors and shall not be deemed to provide to any constituency any right to be considered.

IX.

A Director of the Corporation shall not be liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his duties as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia Business Corporation Code as currently in effect or as the same may be hereafter amended or under any other applicable law currently or hereafter in effect. No amendment, modification or repeal of this Article IX shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification, or repeal.

X.

Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by this Article X shall include the right to be paid in advance expenses incurred in defending a proceeding. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Article X shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Article X. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article X. No amendment, modification or repeal of this Article X shall adversely affect any right or protection of a Director, officer, employee or agent that exists at the time of such amendment, modification or repeal.

XI.

Any issued and outstanding shares of stock of the Corporation which are repurchased by the Corporation shall become treasury shares which shall be held in treasury by the Corporation until resold or retired and canceled in the discretion of the Board of Directors. Any treasury shares which are retired and canceled shall constitute authorized but unissued shares.

FLOWERS FOODS, INC. - 2020 Proxy Statement    B-5

APPENDIX C (PROPOSED AMENDED AND RESTATED BYLAWS)

Attached as Appendix C is the text of the Company’s Amended and Restated Bylaws as proposed by Proposal IV. Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.

AMENDED AND RESTATED BYLAWS

OF

FLOWERS FOODS, INC.

(As amended through ~~June 5~~[●], ~~2015~~2020)

ARTICLE 1.

OFFICES

Flowers Foods, Inc. (the “Corporation”) shall maintain at all times a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1 Place and Time of Meetings. All meetings of the shareholders shall be held at such time and at such place, within or without the State of Georgia, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board of Directors, the President or the Secretary, and stated in the notice of the meeting. The Chairman of the Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders of the Corporation.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect, in accordance with the Articles of Incorporation, the Directors to succeed those whose terms expire and shall transact such other business as may be properly brought before the meeting in accordance with Section 2.10 of these Bylaws.

2.3 Special Meetings.

(a) Special meetings of the shareholders may be called only as provided in ~~this Section 2.3~~these Bylaws or the Articles of Incorporation. Special meetings may be called by the Chairman of the Board of Directors, and shall be called by the Chairman of the Board of Directors or the Secretary within 10 days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”) or upon receipt of the written request of the holders (each, a “Requesting Shareholder”) of at least ~~75~~25% of ~~the voting power of~~ the then outstanding shares of Common Stock (the “Requisite Percentage”); provided that the shares constituting the Requisite Percentage are determined to be Net Long Shares (as defined in Section 2.3(c)) that have been held continuously for at least one year prior to the date the request for a special meeting is submitted by the Requesting Shareholders (the “One-Year Period”). Any such request by a majority of the Whole Board ~~or the holders of at least 75% of the voting power of the then outstanding shares of Common Stock~~ shall be sent to the Chairman of the Board of Directors and the Secretary and shall state the purpose or purposes of the proposed meeting. Any such request by a Requesting Shareholder shall comply with the requirements set forth in these Bylaws. At a special meeting of shareholders, only such business shall be conducted or considered as shall have been stated in the notice of the meeting given by or at the direction of the Board of Directors. If the request for the meeting is received from shareholders pursuant to this Section 2.3, the Board of Directors shall have the authority to submit additional matters to the shareholders and to cause other business to be transacted.

(b) Notwithstanding the provisions of Section 2.3(a), a special meeting shall not be held if requested by the shareholders and (i) the written request does not comply with these Bylaws, (ii) the business specified in the written request is not a proper subject for shareholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 60 days after the Secretary receives the written request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the written request, (iv) the written request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within 60 days prior to receipt by the Secretary of the written request (and, for purposes of this clause (v), the nomination, election or removal of Directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of Directors, the changing of the size of the Board of Directors and the filling of vacancies or newly created Directorships), or (vi) the written request was made in a manner that involved a violation of applicable law. If none of the Requesting Shareholders appear or send a qualified representative to present the item of business for consideration at the special meeting, such item of business shall not be submitted for vote of the shareholders at

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APPENDIX C (PROPOSED AMENDED AND RESTATED BYLAWS)

such special meeting. Whether the Requesting Shareholders have complied with the requirements of this Section 2.3 and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be exclusive and binding on the Corporation and the shareholders of the Corporation.

(c) For purposes of determining the Requisite Percentage, “Net Long Shares” shall be determined with respect to each Requesting Shareholder in accordance with the definition of “net long position” set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (i) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant request for a special meeting submitted by the Requesting Shareholders, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of Common Stock on the NYSE (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding Common Stock; and (ii) the net long position of such holder shall be reduced by the number of shares of Common Stock as to which such holder does not, or will not, have the right to vote or direct the vote at the requested special meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and which derivative or other agreement, arrangement or understanding remains in effect. Whether shares constitute “Net Long Shares” shall be decided in good faith by the Board of Directors.

2.4 Notice of Meeting. Written notice of every meeting of the shareholders, stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Within thirty (30) days of receipt from the shareholders of the Corporation of sufficient written demands for a special meeting which comply with and satisfy the requirements of Section 2.3, Section 2.10(e) and Section 3.5 for the call of a special meeting, the Secretary of the Corporation will issue notice calling for a special meeting of the shareholders to be held within sixty (60) days of such notice. Written notice shall be given personally, by mail, by private courier, ~~by facsimile transmission, or by telegraph, teletype or other form of wire or wireless communication~~or by electronic transmission. If mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. When a meeting of the shareholders is adjourned to another place, date or time, by the holders of a majority of the voting power of the voting shares represented at a meeting, whether or not a quorum is present, notice need not be given of the adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, if the Board is required to fix a new record date pursuant to Section 7.5(a) of these Bylaws, notice must be given to persons who are shareholders as of the new record date entitled to vote as such meeting. At an adjourned meeting at which a quorum is present or represented, any business that could have been transacted at the meeting originally called may be transacted.

2.5 Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the date and time stated in the notice. Waiver must be in writing and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to: (1) lack of notice or defective notice of a meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration at the meeting of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless: (a) prior to execution of the waiver, the shareholder is furnished with the same material required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters‘ rights; or (b) the waiver expressly waives the right to receive the materials required to be furnished.

2.6 Inspectors. The Board of Directors shall appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointment(s) or if an appointee fails to serve, the presiding officer of the meeting of the shareholders may appoint one or more inspectors (or substitute inspectors) to act at the meeting.

2.7 Quorum. Except as may be provided in the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting for any purpose, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.8 Voting. Except as provided in the Articles of Incorporation or as otherwise provided by law, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the presiding officer or the holders of a majority of the voting power of the then outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine otherwise. Every vote taken by written ballot shall be counted by the inspector(s) of election. Except as provided in these Bylaws, the Articles of Incorporation or by law, if a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors shall be elected at the annual meeting in accordance with the Articles of Incorporation.

2.9 Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder‘s behalf. Execution may be accomplished by any reasonable means,

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including facsimile transmission. A proxy is effective when received by the inspector of elections and is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form. An appointment of proxy is revocable by a shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.10 Order of Business.

(a) The Chairman of the Board of Directors, or such officer of the Corporation designated by a majority of the Whole Board (as such term is defined in Section 2.3 of these Bylaws), shall call meetings of the shareholders of the Corporation to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders‘ meeting; by excluding any shareholder or his proxy from any such meeting based upon the determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat; and by determining the circumstances in which any person may make a statement or ask questions at any such meeting.

(b) At an annual meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation.

(c) For business to be properly requested to be brought before ~~a~~an annual meeting by a shareholder of the Corporation, the shareholder (i) must be a shareholder of record at the time of the giving of the notice for such annual meeting provided for in the Bylaws of this Corporation, (ii) must be entitled to vote at such meeting, and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder‘s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting.

(d) A ~~shareholder‘s~~shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder and any Shareholder Associated Person (as defined herein) proposing such business, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder and any Shareholder Associated Person, (iv) any derivative positions related to any class or series of securities of the Corporation held or beneficially held by the shareholder and any Shareholder Associated Person, and (v) whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of share price changes for, or to increase the voting power of, the shareholder or any Shareholder Associated Person with respect to any shares of stock of the Corporation (all of which information in this Section 2.10(d) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than five days after the event giving rise to such change). For the avoidance of doubt, this Section 2.10~~(d)~~ shall be the exclusive means for a shareholder to submit business (other than business included in the ~~Corporation‘s~~Corporation’s notice of meeting pursuant to Rule 14a-8 under the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~) before an annual or special meeting of shareholders.

(e) For business to be properly requested to be brought before a special meeting by a shareholder or shareholders of the Corporation, the ~~shareholder (i) must be a shareholder of record at the time of the giving of the notice for such special meeting provided for in the Bylaws of this Corporation, (ii) must be entitled to vote at such meeting, and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation, and such notice shall comply with the notice procedures set forth in Section 2.10(d). To be timely, a shareholder‘s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting is first made by the Corporation).~~Requesting Shareholder(s) must provide documentary evidence to the Secretary that the Requisite Percentage of Net Long Shares have been held continuously for the One-Year Period by each Requesting Shareholder. Further, the Requesting Shareholder(s)’s written request for a special meeting shall contain the information required to be included in a shareholder’s notice pursuant to clauses (i) – (v) of Section 2.10(d), including the requirement that such information be supplemented. In addition to the information required by clauses (i) – (v) of Section 2.10(d), the Requesting Shareholder(s)’s written request for a special meeting must (i) set forth the text of the proposal or business (including the text of any resolutions proposed for consideration) and, if the business includes a proposal to amend the Bylaws or Articles of Incorporation, the language of the proposed amendment, (ii) provide a representation that at least one of the Requesting Shareholders will appear to present the item of business at the special meeting, (iii) include an acknowledgement by each Requesting Shareholder that any decrease after the date on which the special meeting request is delivered to the Chairman of the Board of Directors or the Secretary in the number of Net Long Shares held by each Requesting Shareholder shall be deemed a revocation of the special meeting request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and (iv) provide a description of all arrangements or understandings between each Requesting Shareholder and any Shareholder Associated Persons or other persons, including their names, in connection with the proposed business of the special meeting and any material interest of each Requesting Shareholder and Shareholder Associated Person in such proposed business.

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(f) For purposes of Section 2.10 “business” shall mean all matters other than nomination of candidates for, and the election of, directors. Shareholder nominations of directors for election is governed solely by Section 3.5 of these Bylaws. Notwithstanding anything in this Section 2.10 to the contrary, no business shall be conducted at any shareholders meeting except in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 2.10 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder proposals. Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the ~~Corporation‘s~~Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw. For purposes of Section 2.10 and Section 3.5 of these Bylaws, a “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of Section 2.10 and Section 3.5 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in shareholder correspondence or a shareholder report.

ARTICLE 3.

DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

3.2 Number, Qualification and Term of Office. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Section 2.3 of these Bylaws) or by the affirmative vote of the holders of ~~at least 66-2/3%~~a majority of the voting power of the then outstanding shares of ~~capital~~all classes of stock ~~of the Corporation~~ entitled to vote generally in the election of Directors, voting together as a single class, but in no case shall the number of Directors be fewer than 3 or more than 16. The Directors shall be natural persons of the age of eighteen (18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. At each annual meeting of shareholders ~~beginning at the 2015 annual meeting of shareholders, Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected in accordance with the Articles of Incorporation for a one-year term. Accordingly, at the 2015 annual meeting of shareholders, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of shareholders; at the 2016 annual meeting of shareholders, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of shareholders; and at the 2017 annual meeting of shareholders and each annual meeting of shareholders thereafter~~, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders or until such Director’s successor shall have been elected and qualified.

3.3 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected by reason of an increase in the number of Directors shall be elected only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of such Director’s successor. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director. A vacancy that will occur at a specific date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

3.4 Removal of Directors. Any Director ~~serving for a term expiring at the third annual meeting of shareholders following the election of such Director shall be removable only for cause, and all other Directors, including all Directors elected at the 2017 annual meeting of shareholders and thereafter, shall~~shall be removable either with or without cause. The removal of any Director, whether with or without cause, shall require the affirmative vote of the holders of ~~at least 66-2/3%~~a majority of the voting power of the then outstanding shares of ~~capital~~all classes of stock ~~of the Corporation~~ entitled to vote generally in the election of Directors, voting together as a single class. A Director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

3.5 Nominations of Directors; Election.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made by (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any person who is a shareholder of record at the time of giving of notice for the meeting provided for in these Bylaws, who is entitled to vote for the election of Directors and who complies with the procedures set forth in this Section 3.5. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder‘s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however,

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that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting; and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors is first made by the Corporation). To be in proper written form, such shareholder‘s notice shall set forth or include (i) the name and address, as they appear on the Corporation’s books, of the shareholder and any such Shareholder Associated Person giving the notice; (ii) a representation that the shareholder and any Shareholder Associated Person giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder and any Shareholder Associated Person; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) any Shareholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) any derivative positions related to any class or series of securities of the Corporation held or beneficially held by the shareholder and any Shareholder Associated Person; (vi) whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of share price changes for, or to increase the voting power of, the shareholder, any Shareholder Associated Person, or nominee with respect to any shares of stock of the Corporation; (vii) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder‘s notice of nomination which pertains to the nominee (all of which information in this Section 3.5(a) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than five days after the event giving rise to such change). For the avoidance of doubt, the foregoing provisions of this Section 3.5(a) shall be the exclusive means for a shareholder to make nominations (other than business included in the Corporation‘s notice of meeting pursuant to Rule 14a-8 under the Exchange Act) before an annual or special meeting of shareholders. The presiding officer of the meeting for election of Directors shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.5, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder nominations. Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw.

(b) In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.5(a)) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person‘s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person‘s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

3.6 Resignation. Any Director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors or the Corporation.

3.7 Compensation. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation.

3.8 Interested Director Transactions. An interested Director is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such a Director shall be governed by Section 14-2-860, et seq., of the Georgia Business Corporation Code, as the same may hereinafter be amended.

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ARTICLE 4.

MEETINGS OF THE BOARD

4.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Georgia as shall from time to time be determined by the Board of Directors.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, on one day‘s written notice to each Director by whom such notice is not waived. Notice shall be given personally, by mail, by private courier, ~~by facsimile transmission, or by telegraph, teletype or other form of wire or wireless communication~~or by electronic transmission, and need not describe the business to be transacted at, or the purpose of, the special meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Georgia as is determined by the Board of Directors or specified in the notice of any such meeting.

4.3 Waiver of Notice. A Director may waive any notice either before or after the date and time stated in the notice. Such a waiver must be in writing, signed by the Director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.4 Quorum. A quorum of the Board of Directors consists of a majority of the number of Directors then in office. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board of Directors. A Director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) that Director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or to transacting business at the meeting; (b) the dissent or abstention of that Director from the action taken is entered into the minutes of the meeting; or (c) that Director delivers written notice of dissent or abstention to the presiding officer of the meeting before, or to the Corporation immediately after, adjournment of the meeting. The right of dissent is not available to a Director who votes in favor of an action taken.

4.5 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

4.6 Participation in Meetings Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

4.7 Rules. The Board of Directors may adopt rules and regulations that are not inconsistent with law or these Bylaws for the conduct of their meetings and the management of the affairs of the Corporation.

ARTICLE 5.

COMMITTEES

5.1 Formation and Powers. The Board of Directors, by resolution passed by a majority of the Whole Board (as defined in Section 2.3 of these Bylaws), may create one or more committees and appoint members of the Board of Directors to serve thereon. Each committee shall have such lawfully delegable powers and duties as the Board of Directors may confer. However, a committee shall not have the power to: (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, as it may hereafter be amended; (iv) adopt, amend or repeal these Bylaws; or (v) approve a plan of merger not requiring shareholder approval. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors or by applicable law, and shall keep a written record of all actions taken by it.

5.2 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, to fill vacancies on any committee, and to dissolve any committee.

ARTICLE 6.

OFFICERS

6.1 Generally. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: a Controller, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board of Directors may from time to

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time determine. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman of the Board of Directors to appoint any person to any office of the Corporation other than the Chief Executive Officer, who shall be elected by the Board of Directors. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer‘s powers or duties to any other officer or to any Director.

6.2 Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company shall be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of other officers and agents of the Company or delegate the power to fix such compensation to an officer of the Company.

6.3 Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board of Directors or by the Chairman of the Board of Directors as provided in Section 6.1 of these Bylaws.

6.4 Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors.

6.5 Interested Officer Transactions. An interested officer is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such an officer shall be governed by Section 14-2-864 of the Georgia Business Corporation Code, as the same may hereinafter be amended.

ARTICLE 7.

CAPITAL STOCK

7.1 Certificates. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall state, on its face, the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. Also, each certificate may bear the seal of the Corporation or a facsimile thereof and shall be signed, either manually or in facsimile, by any one of the following: the President, the Secretary or an Assistant Secretary, or other officer designated by the Board of Directors for such purpose. If the certificate is signed in facsimile, it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

7.2 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.3 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

7.4 Certificateless Shares. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of stock, of any or all of its classes or series, without certificates. Within a reasonable time after the issue or transfer of the shares without certificates, the Corporation shall send the shareholder to whom a share is to be issued a written statement specifying the name of the Corporation, that the Corporation is organized under the laws of Georgia, the name of the person to whom the shares are issued or transferred, the number and class of shares and the designation of the series, if any, that the certificate represents, and any applicable restriction on the transfer of such shares.

7.5 Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to take any other action, the Board of Directors shall in advance fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 days before the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 70 days prior to such payment. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors authorizes the distribution.

C-7    FLOWERS FOODS, INC. - 2020 Proxy Statement

APPENDIX C (PROPOSED AMENDED AND RESTATED BYLAWS)

(c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 8.

MISCELLANEOUS

8.1 Amendments. Notwithstanding anything contained in the Corporation‘s Articles of Incorporation to the contrary, unless otherwise required by applicable law, Sections 2.3 (Special Meetings), 2.10 (Order of Business), 3.2 (Number, Qualification and Term of Office), 3.3 (Vacancies and Newly Created Directorships), 3.4 (Removal of Directors), 3.5 (Nominations of Directors; Election), 8.8 (Fair Price Requirements) and 8.9 (Business Combinations with Interested Shareholders) of these Bylaws shall not be amended or repealed by the shareholders, and no provision inconsistent therewith shall be adopted by the shareholders, without the affirmative vote of the holders of ~~at least 66 2/3%~~a majority of the voting power of the then outstanding shares of Common Stock and outstanding shares of preferred stock voting together, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of Common Stock.

8.2 Inspection of Books.

(a) A shareholder may inspect and copy, during regular business hours at the Corporation‘s principal office, the following if he gives the Corporation written notice of his demand at least five (5) business days prior to the requested date of inspection: (1) the Corporation’s Articles of Incorporation and all amendments to them currently in effect; (2) the Corporation‘s Bylaws and all amendments to them currently in effect; (3) resolutions adopted by either the shareholders or Board of Directors increasing or decreasing the number of Directors, the classification of Directors, if any, and the names and residence addresses of all members of the Board of Directors; (4) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, and any resolutions adopted by the Board of Directors that affect the size of the board of Directors; (5) the minutes of all shareholders‘ meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the previous three years; (6) all written communications to shareholders generally within the previous three years and the financial statements required to be made available to the shareholders for the previous three years under Section 14-2-1620 of the Georgia Business Corporation Code as it may hereinafter be amended; (7) a list of the names and business addresses of its current Directors and officers; and (8) the Corporation’s most recent annual registration delivered to the Secretary of State under Section 14-2-1622 of the Georgia Business Corporation Code.

(b) A shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section ~~8.1~~8.2(a); (2) accounting records of the Corporation; and (3) the record of shareholders. A shareholder may inspect these records of the Corporation only if: (i) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (ii) he describes with reasonable particularity his purpose and the records he desires to inspect; (iii) the records are directly connected with his purpose; (iv) the records are to be used only for the stated purpose; and (v) the shareholder owns more than two percent (2%) of the outstanding shares of the Corporation at the date of his request.

8.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the Corporation, the words “Seal” or “Corporate Seal” enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

8.4 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

8.6 Reliance upon Books, Reports and Records. Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon such information, opinions, reports or statements, including financial statements and other financial data, prepared or presented to the Corporation by: (i) any of the Corporation‘s officers or employees who the Director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, investment bankers or other persons engaged by the Corporation as to matters the Director reasonably believes are within the person’s professional or expert competence; or (iii) committees of the Board of Directors of which he is not a member if the Director reasonably believes the committee merits confidence.

8.7 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.8 Fair Price Requirements. The Corporation shall be governed by all of the requirements of Part 2 of Article 11 of the Georgia Business Corporation Code, as amended.

8.9 Business Combinations with Interested Shareholders. The Corporation shall be governed by all of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code, as amended.

FLOWERS FOODS, INC. - 2020 Proxy Statement    C-8

APPENDIX C (PROPOSED AMENDED AND RESTATED BYLAWS)

8.10 Indemnification. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by this Section 8.10 shall include the right to be paid in advance expenses incurred in defending a proceeding. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Section 8.10 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Section 8.10. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Section 8.10. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a Director, officer, employee or agent that exists at the time of such amendment, modification or repeal.

C-9    FLOWERS FOODS, INC. - 2020 Proxy Statement

         FLOWERS FOODS, INC.

         SHAREHOLDER RELATIONS DEPT.

         1919 FLOWERS CIRCLE

         THOMASVILLE, GA 31757

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2020 (May 19, 2020 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Flowers Foods, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote by the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2020 (May 19, 2020 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D00129-P33899	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:

1.	To elect as directors of the company the eight nominees identified in the proxy statement, each to serve for a term of one year:		For	Against	Abstain

	1a.	George E. Deese	☐	☐	☐

	1b.	Rhonda Gass	☐	☐	☐

	1c.	Benjamin H. Griswold, IV	☐	☐	☐

	1d.	Margaret G. Lewis	☐	☐	☐

	1e.	A. Ryals McMullian	☐	☐	☐

	1f.	James T. Spear	☐	☐	☐

	1g.	Melvin T. Stith, Ph.D.	☐	☐	☐

	1h.	C. Martin Wood III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	To approve by advisory vote the compensation of the company’s named executive officers;	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2021; and	☐	☐	☐

4.	A management proposal to amend the company’s restated articles of incorporation and amended and restated bylaws to reduce supermajority voting requirements, including the supermajority threshold required to call a special meeting.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 21, 2020.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares that are eligible to vote is based on the balance in the 401(k) plan on March 19, 2020, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Great-West Trust Company, LLC, as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on May 21, 2020.

If stock is owned directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.
Flowers Foods, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D00130-P33899

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

The undersigned hereby appoints A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 19, 2020, by the undersigned at the Annual Meeting of Shareholders to be held on May 21, 2020, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY